As filed with the Securities and Exchange Commission on July 12, 2002

                                                     Registration No. 333-84696
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                          Amendment No. 1 to Form F-4

                                ----------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

      Companhia Vale Do Rio Doce                        Vale Overseas Limited
             (Exact name of Registrant as specified in its charter)

      Valley of the Rio Doce Company
       (Translation of Registrant's name into English)

      Federative Republic of Brazil                         Cayman Islands
         (State or other jurisdiction of incorporation or organization)
                                      1011
            (Primary Standard Industrial Classification Code Number)
             None                                              None
                      (I.R.S. Employer Identification No.)

                                ----------------

     Avenida Graca Aranha, No. 26             P.O. Box 908 GT, Walker House
 20005-900 Rio de Janeiro, RJ, Brazil    Georgetown, Grand Cayman Cayman Islands
          (55-21) 3814-4540                           (345) 945-3727
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             CT Corporation System
                               111 Eighth Avenue
                            New York, New York 10011
                                 (212) 664-1666
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                ----------------

                                   Copies to:
                                 Joseph A. Hall
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                                ----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

===============================================================================

                             Vale Overseas Limited
                           Companhia Vale do Rio Doce
                        (Valley of the Rio Doce Company)

Offer to Exchange
Series B 8.625% Enhanced Guaranteed Notes Due 2007 for
Series A 8.625% Enhanced Guaranteed Notes Due 2007

     Vale Overseas Limited, a wholly owned subsidiary of Companhia Vale do Rio Doce (CVRD), is offering to exchange up to US$300,000,000 of its Series B 8.625% Enhanced Guaranteed Notes due 2007, the new securities, for up to US$300,000,000 of its existing Series A 8.625% Enhanced Guaranteed Notes due 2007, the old securities. The terms of the new securities are identical in all material respects to the terms of the old securities, except that the new securities have been registered under the Securities Act of 1933, and the transfer restrictions and registration rights relating to the old securities do not apply to the new securities. The new securities are unconditionally guaranteed by CVRD.

     The exchange offer will expire at 5:00 p.m. New York City time on August 15, 2002 unless extended.

     To exchange your old securities for new securities:

     o you are required to make the representations described on page 45 to Vale Overseas and CVRD

     o you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, JPMorgan Chase Bank, by 5:00 p.m., New York time, on August 15, 2002

     o you should read the section called "The Exchange Offer" for further information on how to exchange your old securities for new securities

     The old securities are listed, and application has been made to list the new securities, on the Luxembourg Stock Exchange.


     See "Risk Factors" beginning on page 7 for a discussion of risk factors that should be considered by you prior to tendering your old securities in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

July 17, 2002

                               TABLE OF CONTENTS



INCORPORATION OF CERTAIN INFORMATION      DESCRIPTION OF NOTES................25
   BY REFERENCE......................i    THE EXCHANGE OFFER..................39
WHERE YOU CAN FIND MORE                   MATERIAL TAX CONSEQUENCES OF THE
   INFORMATION......................ii       EXCHANGE OFFER...................45
CERTAIN TERMS AND CONVENTIONS.......ii    PLAN OF DISTRIBUTION................46
PRESENTATION OF FINANCIAL                 VALIDITY OF THE NEW SECURITIES......47
   INFORMATION.....................iii    EXPERTS.............................47
PROSPECTUS SUMMARY...................1    ENFORCEMENT OF CIVIL LIABILITIES
THE EXCHANGE OFFER...................2       AGAINST NON-U.S. PERSONS ........48
RISK FACTORS.........................7    INDEX TO FINANCIAL STATEMENTS
FORWARD-LOOKING STATEMENTS..........16       OF VALE OVERSEAS LIMITED........F-1
USE OF PROCEEDS.....................16    INDEX TO LIMITED REVIEW REPORTS
VALE OVERSEAS LIMITED...............17       FROM INDEPENDENT ACCOUNTANTS
EXCHANGE RATES......................18       REFERENCED IN CVRD'S INTERIM
CAPITALIZATION......................19       FINANCIAL STATEMENTS............B-1
RECENT DEVELOPMENTS.................20


                                ----------------


     When we use "CVRD Group," or personal pronouns such as "we" "us" or "our," we mean Companhia Vale do Rio Doce, its consolidated subsidiaries and its joint ventures and other affiliated companies. References to "affiliated companies" are to companies in which Companhia Vale do Rio Doce has a minority investment, and exclude controlled affiliates that are consolidated for financial reporting purposes.



               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The Securities and Exchange Commission (the SEC) allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and some later information that we file with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the
SEC:

     o our Annual Report on Form 20-F for the fiscal year ended December 31, 2001 (File No. 000-26030).

     o    our current report on Form 6-K filed on May 16, 2002.

     We also incorporate by reference into this prospectus any future filings made with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC.


     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). To obtain timely delivery, investors must request this information no later than five business days before the date they must make their investment decision. Requests should be directed to the Investor Relations Department, Avenida Graca Aranha, No. 26, 17th floor, 20005-900 Rio de Janeiro, RJ, Brazil (telephone no:
5521-3814-4557).

                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the Securities and Exchange Commission a registration statement on Form F-4 under the Securities Act of 1933 with respect to the notes. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. The registration statement, including exhibits and schedules thereto, may be inspected without charge at the SEC's public reference rooms at:


     o    Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

     o    233 Broadway, New York, New York 10279; or

     o Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.


     Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the SEC maintains an Internet web site at www.sec.gov, from which you can electronically access the registration statement and its exhibits. Copies of reports and other information may also be inspected in the offices of the New York Exchange, 20 Broad Street, New York, New York 10005.

     We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, including annual reports on Form 20-F, and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 relating to the furnishing and content of proxy statements and relating to short swing profits reporting and liability. In addition, we are not required to file annual, quarterly or current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Securities Exchange Act of 1934. However, we will file, as long as we are required to do so, within 180 days after the end of each fiscal year, an annual report on Form 20-F containing consolidated financial statements audited by an independent public accounting firm. We also file quarterly reports on Form 6-K with the SEC. Vale Overseas will not file separate financial statements with the SEC in reliance on the SEC's rules for wholly owned finance subsidiaries, and because we do not believe that those financial statements would be material to noteholders. However, we have included a balance sheet at December 31, 2001 and unaudited interim financial information at and for the three months ended March 31, 2002 for Vale Overseas. In the future, summarized financial information for Vale Overseas will be provided in a footnote to CVRD's annual audited financial statements filed with the SEC.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.


                                ----------------


                         CERTAIN TERMS AND CONVENTIONS

     As used in this prospectus,


     o    "notes" refer to both the old securities and the new securities.

     o "real," "reais" or "R$" refer to Brazilian reais (plural) and to the Brazilian real (singular), the official currency of Brazil.

     o    "U.S. dollars," "dollars" or "US$" refer to United States dollars.

     o units refer to units in the metric system, e.g., tons refer to metric tons.

                     PRESENTATION OF FINANCIAL INFORMATION


     We have prepared the consolidated financial statements and the unaudited interim condensed consolidated financial information of CVRD incorporated by reference in this prospectus and the balance sheet and unaudited interim financial information of Vale Overseas included in this prospectus in accordance with generally accepted accounting principles in the United States (U.S. GAAP), which differ in certain respects from accounting principles in Brazil (Brazilian GAAP). Brazilian GAAP is determined by the requirements of Law No. 6,404, dated December 15, 1976, as amended (the Brazilian Corporation
Law), and the rules and regulations of the Comissao de Valores Mobiliarios, or CVM, the Brazilian Securities Commission. CVRD publishes financial statements in Brazil, known as the Brazilian Corporation Law financial statements, and prepares them in accordance with Brazilian GAAP. CVRD uses its Brazilian Corporation Law financial statements for:


     o    reports to Brazilian shareholders,

     o    filings with the CVM,

     o    determination of dividend payments, and

     o    determination of tax liability.


     CVRD's consolidated financial statements and the other financial information relating to CVRD incorporated by reference and included in this prospectus have been remeasured (translated) from Brazilian reais to U.S. dollars on the basis explained in note 2(a) to CVRD's consolidated financial statements at December 31, 2001 and 2000 and for the three years ended December 31, 2001, unless we indicate otherwise.


     Some of the figures included in this prospectus have been rounded.

                               PROSPECTUS SUMMARY


                             Vale Overseas Limited

     Vale Overseas is a finance company for the CVRD Group. It is wholly owned by CVRD. Vale Overseas' business is to borrow money outside Brazil by issuing securities to finance CVRD's activities outside Brazil or to on-lend it to other CVRD Group companies. Vale Overseas is a Cayman Islands exempted company incorporated with limited liability. The issuance of the notes was the first borrowing by Vale Overseas. Vale Overseas' registered office is at Walker House, PO Box 908 GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands. Vale Overseas' telephone number is (345) 945-3727.


                           Companhia Vale do Rio Doce


     We are one of the world's largest producers and exporters of iron ore. We are the largest diversified mining company in the Americas by market capitalization and one of the largest companies in Brazil. We hold exploration claims that cover 7.0 million hectares (17.3 million acres). We operate two large railway systems that are integrated with our mining operations. Through joint ventures, we have major investments in the production of aluminum.


     Our main lines of business are mining, logistics and energy and are generally grouped according to the business segments below:

     o ferrous minerals: comprised of iron ore, pellets as well as manganese and ferro alloys businesses,

     o non-ferrous minerals: comprised of gold, kaolin, potash and copper businesses,

     o logistics: comprised of railroads, ports and terminals and shipping businesses,

     o    energy: comprised of power generation businesses, and

     o holdings: comprised of aluminum, steel, fertilizers and e-commerce businesses.

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.


                                     At December 31,                 At March 31,
                        ---------------------------------------     --------------
                        1997    1998     1999     2000     2001     2001      2002
                        ----    ----     ----     ----     ----     ----      ----
                                      (in millions of US$)
Ratio of earnings to
  fixed charges(1)..... 3.40x   4.28x    3.66x    3.43x    4.28x    4.82x     3.88x


-----------
(1) To calculate the ratio of earnings to fixed charges, we calculate earnings by adding interest before income taxes, equity results and minority interests, fixed charges, amortization of capitalized interest and distributed income of equity investments less capitalized interest. Fixed charges represent the total of capitalized interest, financial expenses and the preferred stock guaranteed dividend.

                                ----------------

     CVRD's principal executive offices are located at Avenida Graca Aranha, No. 26, 20005-900, Rio de Janeiro, RJ, Brazil, and our telephone number is
(011) 55-21-3814-4540. We maintain a website at www.cvrd.com.br. Information contained in our website does not constitute a part of this prospectus.

                               THE EXCHANGE OFFER


Securities Offered....................  Vale Overseas is offering up to
                                        $300,000,000 aggregate principal amount
                                        of its Series B 8.625% Enhanced
                                        Guaranteed Notes due 2007 (the new
                                        securities), which have been registered
                                        under the Securities Act of 1933.

The Exchange Offer....................  Vale Overseas is offering to issue the new securities in exchange for a like
                                        principal amount of your Series A
                                        8.625% Enhanced Guaranteed Notes due
                                        2007 (your old securities). Vale
                                        Overseas is offering to issue the new
                                        securities to satisfy its obligations
                                        contained in the registration rights
                                        agreement entered into when the old
                                        securities were sold in transactions
                                        permitted by Rule 144A and Regulation S
                                        under the Securities Act of 1933 and
                                        therefore not registered with the SEC.
                                        For procedures for tendering, see "The
                                        Exchange Offer."

Tenders, Expiration Date, Withdrawal..  The exchange offer will expire at 5:00
                                        p.m. New York City time on August 15,
                                        2002 unless it is extended. If you
                                        decide to exchange your old securities
                                        for new securities, you must
                                        acknowledge that you are not engaging
                                        in, and do not intend to engage in, a
                                        distribution of the new securities. If
                                        you decide to tender your old
                                        securities in the exchange offer, you
                                        may withdraw them at any time prior to
                                        August 15, 2002. If Vale Overseas
                                        decides for any reason not to accept
                                        any old securities for exchange, your
                                        old securities will be returned to you
                                        without expense to you promptly after
                                        the exchange offer expires.

Federal Income Tax Consequences.......  Your exchange of old securities for new securities in the exchange offer will
                                        not result in any income, gain or loss
                                        to you for Federal income tax purposes.
                                        See "Material United States Federal
                                        Income Tax Consequences of the Exchange
                                        Offer" on page 45 of this prospectus.


Use of Proceeds.......................  Vale Overseas will not receive any proceeds from the issuance of the new
                                        securities in the exchange offer.

Exchange Agent........................  JPMorgan Chase Bank is the exchange agent for the exchange offer.

Failure to Tender Your Old
  Securities..........................  If you fail to tender your old securities in the exchange offer, you
                                        will not have any further rights under
                                        the registration rights agreement,
                                        including any right to require Vale
                                        Overseas to register your old
                                        securities or to pay you additional
                                        interest.

You will be able to resell the new securities without registering them with the SEC if you meet the requirements described below


     Based on interpretations by the SEC's staff in no-action letters issued to third parties, Vale Overseas believes that new securities issued in exchange for old securities in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new securities under the Securities Act of 1933 or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

     o you are not one of Vale Overseas' or CVRD's "affiliates", which is defined in Rule 405 of the Securities Act of 1933;

     o you acquire the new securities in the ordinary course of your business;

     o you do not have any arrangement or understanding with any person to participate in the distribution of the new securities; and

     o you are not engaged in, and do not intend to engage in, a distribution of the new securities.


     If you are an affiliate of Vale Overseas or CVRD, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new securities acquired in the exchange offer, you (1) should not rely on Vale Overseas' interpretations of the position of the SEC's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction.

     If you are a broker-dealer and receive new securities for your own account in the exchange offer:


     o you must represent that you do not have any arrangement with Vale Overseas, CVRD or any of their affiliates to distribute the new securities;

     o you must acknowledge that you will deliver a prospectus in connection with any resale of the new securities you receive from Vale Overseas in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933; and

     o you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new securities received in exchange for old securities acquired by you as a result of market-making or other trading activities.

     For a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

                                   The Notes


     The terms of the new securities and the old securities are identical in all material respects, except that the new securities have been registered under the Securities Act of 1933. The following summary contains basic information about the new securities and the old securities. It is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this document entitled "Description of Notes."


Issuer................................  Vale Overseas Limited.

Guarantor.............................  Companhia Vale do Rio Doce.


Securities............................  U.S.$300,000,000 principal amount of
                                        Series B 8.625% Enhanced Guaranteed
                                        Notes due 2007.


Guaranty..............................  CVRD has irrevocably and unconditionally guaranteed the full and
                                        punctual payment of principal,
                                        interest, additional amounts and all
                                        other amounts that may become due and
                                        payable in respect of the notes. If
                                        Vale Overseas fails to punctually pay
                                        any such amount, CVRD will immediately
                                        pay the same, subject to the limitation
                                        on CVRD due to restrictions on the
                                        transfer, conversion, use or control of
                                        currency imposed by the government of
                                        Brazil.

Political Risk Coverage...............  Vale Overseas has deposited in a reserve account held by the trustee for
                                        the benefit of the holders of notes
                                        cash or U.S. Treasury obligations in an
                                        aggregate amount of U.S.$41,421,565 or
                                        arranged for the issue of one or more
                                        letters of credit in favor of the
                                        trustee in lieu of all or a portion of
                                        such deposit. The aggregate of the
                                        reserve account deposit and any letters
                                        of credit will be an amount equal to
                                        the sum of (i) 18 months interest on
                                        the principal of the notes, (ii) an
                                        amount equal to 0.50% per annum
                                        interest on the principal of the notes
                                        for 18 months, (iii) 30 days of
                                        interest on the amounts in (i) and (ii)
                                        above at the rate of 10.125% per annum
                                        and (iv) the trustee's fees and
                                        reasonable expenses in connection with
                                        the notes for 18 months. This political
                                        risk coverage is currently being
                                        provided in the form of a letter of
                                        credit issued by Banco Bilbao Vizcaya
                                        Argentaria.


                                        The amount described in (ii) above will
                                        be returned to Vale Overseas upon the
                                        completion of its obligations under the
                                        registration rights agreement (which
                                        will occur upon completion of this
                                        exchange offer). The entire amount in
                                        the reserve account will be returned to
                                        Vale Overseas, and any letter of credit
                                        in favor of the trustee returned to its
                                        issuer for cancellation, if CVRD
                                        obtains a foreign currency rating of
                                        Baa2 from Moody's without benefit of
                                        collateral or other credit support.
                                        Vale Overseas will grant a security
                                        interest
                                        over the reserve account in favor of
                                        the trustee for the benefit of the
                                        holders of notes. The funds in the
                                        reserve account and the amounts
                                        available under the letters of credit
                                        will be used to pay interest on the
                                        notes in the event Vale Overseas or
                                        CVRD is unable to pay such interest due
                                        to restrictions on the transfer,
                                        conversion, use or control of currency
                                        imposed by the government of Brazil.


Maturity..............................  March 8, 2007. The maturity of the notes may be extended to no later than
                                        September 8, 2008 if the government of
                                        Brazil has in effect restrictions on
                                        the transfer, conversion, use or
                                        control of currency which have
                                        prevented Vale Overseas or CVRD from
                                        paying interest or principal on the
                                        notes and this restriction is
                                        continuing on March 8, 2007.

Interest rate.........................  The notes will bear interest at the rate of 8.625% per annum from March 8,
                                        2002, based upon a 360-day year
                                        consisting of twelve 30-day months.

Interest payment dates................  Interest on the notes will be payable semi-annually on March 8 and September
                                        8 of each year, commencing on September
                                        8, 2002.

Ranking...............................  Except for the security interest in the reserve account described above, the
                                        notes will rank equally in right of
                                        payment with all other unsecured and
                                        unsubordinated debt obligations of Vale
                                        Overseas. The guaranty will rank
                                        equally in right of payment with all of
                                        CVRD's other unsecured and
                                        unsubordinated debt obligations.

Issuer restrictions...................  Vale Overseas will not issue any further securities without the trustee
                                        first receiving written confirmation
                                        from Moody's that such issue will not
                                        reduce the rating then currently
                                        assigned to the notes by Moody's.

Payment of additional amounts.........  Vale Overseas and CVRD will pay additional amounts in respect of any
                                        payments of interest or principal so
                                        that the amount you receive after
                                        Brazilian or Cayman Islands withholding
                                        tax will equal the amount that you
                                        would have received if no withholding
                                        tax had been applicable, subject to
                                        some exceptions as described under
                                        "Description of Notes--Payments of
                                        Additional Amounts."

Tax redemption........................  If, due to changes in Brazilian or
                                        Cayman Islands laws relating to
                                        withholding taxes applicable to
                                        payments of interest, Vale Overseas is
                                        obligated to pay additional amounts on
                                        the notes in respect of Brazilian or
                                        Cayman Islands withholding taxes, Vale
                                        Overseas may redeem the outstanding
                                        notes in whole, but not in part, at any
                                        time, at a price equal to 100% of their
                                        principal
                                        amount plus accrued interest to the
                                        redemption date.

Trustee, principal paying agent and
  registrar...........................  JPMorgan Chase Bank.

Governing law.........................  New York.


Risk factors..........................  Prospective purchasers of the notes should consider carefully all of the
                                        information set forth in this
                                        prospectus and, in particular, the
                                        information set forth under "Risk
                                        Factors" before making an investment in
                                        the notes.


Luxembourg listing....................  The notes will be listed on the
                                        Luxembourg Stock Exchange in accordance
                                        with the rules and regulations of the
                                        Luxembourg Stock Exchange.

                           Timetable for the Offering


          Commencement of the exchange offer........    July 18, 2002
          Expiration of the exchange offer..........  August 15, 2002


     Vale Overseas may, at its sole discretion, extend the period of time for which the exchange offer is open.

                                  RISK FACTORS

     You should carefully consider the risks described below, as well as the other information contained in this prospectus, in evaluating an investment in the notes. The risks described below are not the only ones facing our company. Additional risks may impair our business operations. Our business, results of operations or financial condition could be harmed if any of these risks materializes and, as a result, the trading price of the notes could decline and you could lose a substantial portion of your investment.

     We have included information in these risk factors concerning Brazil to the extent that information is publicly available to us. We believe this information is reliable, but we cannot guarantee that it is accurate.

Risks Relating to Brazil

   The Brazilian government has exercised, and continues to exercise, significant influence over the Brazilian economy. Brazilian political and economic conditions have a direct impact on our business and the market price of our securities.

     The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes drastic changes in policy. The Brazilian government's actions to control inflation and effect other policies have often involved wage and price controls, currency devaluations, capital controls and limits on imports, among other things. Our business, financial condition and results of operations may be adversely affected by changes in policy involving tariffs, exchange controls and other matters, as well as other factors outside of our control such as:

     o    currency fluctuations,

     o    inflation,

     o    monetary policy and interest rates,

     o    fiscal policy,

     o    energy shortages, and

     o    other political, social and economic developments in or affecting
          Brazil.

   Inflation and certain government measures to curb inflation may contribute significantly to economic uncertainty in Brazil and to heightened volatility in the Brazilian securities markets and, consequently, may adversely affect the market value of our securities.


     Brazil has historically experienced extremely high rates of inflation. Since the introduction of the real in July 1994 under the Real Plan, Brazil's inflation rate has been substantially lower than in previous periods. Inflation, as measured by the Indice Geral de Precos--Mercado, the general market price index in Brazil, or IGP-M, fell to 1.8% in 1998 before increasing to 20.1% in 1999 as a result of the devaluation of the real in January 1999, and decreased again to 9.9% in 2000, 10.4% in 2001 and 3.5% in the first six months of 2002. There can be no assurance that recent lower levels of inflation will continue. Future governmental actions, including actions to adjust the value of the real, may trigger increases in inflation. If Brazil experiences substantial inflation again in the future, our operating expenses and borrowing costs may increase, our operating and net margins may decrease and, if investor confidence decreases, the price of our securities may fall.


     Inflation itself and governmental measures to combat inflation have had significant negative effects on the Brazilian economy. Since 1999, governmental actions to curb inflation have included interest rate increases and intervention in the foreign exchange market through the sale of U.S. dollars and government bonds linked to the U.S. dollar. These actions may adversely affect the market value of our securities.

   Fluctuations in the value of the real against the value of the U.S. dollar may result in uncertainty in the Brazilian economy and the Brazilian securities market and could lower the market value of our securities.


     The Brazilian currency has historically suffered frequent devaluation and depreciation. In the past, the Brazilian government has implemented various economic plans and utilized a number of exchange rate policies, including sudden devaluations, periodic mini-devaluations during which the frequency of adjustments has ranged from daily to monthly, floating exchange rate systems, exchange controls and dual exchange rate markets. Although over long periods depreciation of the Brazilian currency generally has correlated with the rate of inflation in Brazil, depreciation over shorter periods has resulted in significant fluctuations in the exchange rate between the Brazilian currency and the U.S. dollar and other currencies.

     In 1999, the real depreciated 48% against the U.S. dollar, and in 2000 it devalued 9%. During 2001, the real experienced a period of significant depreciation, in part due to the economic uncertainties in Argentina, the global economic slowdown and the energy crisis in Brazil. The real depreciated 18.7% against the U.S. dollar during 2001. There are no guarantees that the exchange rate between the real and the U.S. dollar will stabilize at current levels or that the real will appreciate against the U.S. dollar.

     Depreciation of the real relative to the U.S. dollar may reduce the market value of our securities. Depreciation also creates additional inflationary pressures in Brazil by generally increasing the price of imported products and requiring recessionary government policies to curb aggregate demand. On the other hand, appreciation of the real against the U.S. dollar may lead to a deterioration of the current account and the balance of payments, as well as dampen export-driven growth. For a more detailed discussion about the floating exchange rate and Brazilian government measures aimed at stabilizing the real, see "Exchange Rates".


   Developments in other emerging market countries may affect the Brazilian securities markets.


     International investors generally consider Brazil to be an emerging market. As a result, economic and market conditions in other emerging market countries, especially those in Latin America, influence the market for securities issued by Brazilian companies. Since the fourth quarter of 1997, the international financial markets have experienced significant volatility, and a large number of market indices, including those in Brazil, have declined significantly. For example, the Brazilian financial markets were adversely affected by the Asian financial crisis at the end of 1997 and the Russian financial crisis in 1998. In 2001, after prolonged periods of recession, followed by political instability, Argentina announced it would not service its public debt. In order to address the worsening economic and social crisis, the Argentine government abandoned its decade-old fixed dollar-peso exchange rate, allowing the currency to float. The Argentine peso experienced a 260% devaluation against the U.S. dollar from January 1 to May 31, 2002.

     The continuation of the Argentine recession and the recent devaluation of the Argentine peso could adversely affect the Brazilian economy, as Argentina is one of Brazil's principal trading partners, accounting for 8.6% of Brazil's exports in 2001. The Argentine crisis may also affect the perception of risk in Brazil by foreign investors. Although the expectation of many that a similar problem would follow in Brazil has not materialized, the volatility in market prices for Brazilian securities increased in early 2001. Nonetheless, if events in Argentina continue to deteriorate, they may adversely affect our ability to borrow funds at an acceptable interest rate, to raise equity capital when and if there should be a need, or to finance capital expenditures. Approximately 63.9% of our long-term debt at December 31, 2001 is scheduled to mature in 2003 and 2004. Accordingly, adverse developments in Argentina or in other emerging market countries could cause us to delay our capital expenditure plans and lead to a reduction in the demand for, and market price of, our securities.


   The Brazilian government's energy rationing program could adversely affect us.


     We are a significant consumer of Brazil's electricity production, and accounted for 4.5% of total consumption in Brazil in 2001. Brazil faced a shortage of energy during the second half of 2001 as a result of increased demand due to economic growth, inadequate expansion of electric generation in past years and unfavorable hydrological conditions. In response, the Brazilian government imposed an energy rationing program to alleviate the energy shortage, which aimed to decrease energy consumption by at least 20%. This program had a negative impact upon the country's economic performance and inflation levels. As a result of this program, we had a temporary reduction of our aluminum and ferro-alloy production. By the end of 2001, climate conditions improved, reducing the immediate risk of energy shortages and, as a result, the Brazilian government eliminated the restrictions on the use of energy. However, there currently remain forecasted shortfalls in generation capacity. We are unable to assess the impact that the government's response to future energy shortages may have on our operations.

   Our business could be affected by political instability in Brazil.

     The next presidential elections in Brazil are to occur in October 2002 and Brazilian law does not allow President Fernando Henrique Cardoso, now serving a second term, to serve a third term. Changes in the composition of the governing coalition, in the identity of ruling local parties, in the cabinet or in the presidency may potentially undermine investor confidence or produce policy changes that may adversely affect our operations and/or the price of our securities.


   You may not be able to effect service of process upon, or to enforce judgments against, us, our directors and executive officers.

     We are organized under the laws of Brazil and substantially all of our assets are located outside of the United States. The majority of our directors and executive officers reside outside of the United States. As a result, it may be difficult for you to effect service of process upon us or those persons in the United States or to enforce against us or those persons judgments obtained in U.S. courts, including those based on the civil liability provisions of the federal securities laws of the United States.

Risks Relating to Our Businesses

   Due to our dependence on the global steel industry, any fluctuations in the demand for steel could adversely affect our business.


     Sales prices and volumes in the worldwide iron ore mining industry depend on the prevailing and expected level of demand for iron ore in the world steel industry. The world steel industry is cyclical. A number of factors, the most significant of these being the prevailing level of worldwide demand for steel products, influence the world steel industry. During periods of sluggish or declining regional or world economic growth, demand for steel products generally decreases and leads to corresponding reductions in demand for iron ore. Global steel output in 2001 decreased by 0.08% to 846,900 tons from 847,600 tons produced during 2000. This may lead to decreases in the level of demand in the iron ore market and have an adverse effect on world contract prices and sales volumes for iron ore. Prolonged reductions or declines in world contract prices or sales volumes for iron ore would have a material adverse effect on our revenues. In addition, poor conditions in the global steel industry could result in the bankruptcy of some of our customers, which would increase our bad debt expenses.

   The mining industry is an intensely competitive industry, and we cannot assure our ability to continue to effectively compete with other mining companies in the future.


     Intense competition characterizes the worldwide iron ore industry. We compete with a number of large mining companies, including international mining companies. Some of these competitors possess substantial iron ore mineral deposits at locations closer to our principal Asian and European customers and it is possible that competition from foreign or Brazilian iron ore producers in the future will result in our losing market share and revenues. Our gold, aluminum, manganese and other activities are also subject to intense competition.

   Competition in the energy generation business tends to intensify.

     As a result of the Brazilian government's privatization and restructuring of the regulatory framework for the power industry, we expect an increase in competition in the generation of electricity, which could result in declining energy prices. Beginning on January 1, 2003, the provision of electricity services will be subject to further deregulation and competition may increase even further with the entry of new competitors. A sustained decrease in energy prices would lower the returns that we are expecting from our investments in the energy business.

   We are subject to cyclicality and price volatility for iron ore, aluminum and other minerals.

     Cyclical and other uncontrollable changes in world market prices affect our iron ore, aluminum, gold and other mining activities. In particular, aluminum and gold are sold in an active world market and traded on exchanges, such as the London Metals Exchange and the Commodity Exchange, Inc. Therefore, the prices for these metals are more volatile than iron and pellet prices, as they respond to daily changes in supply and demand. Prolonged declines in world market prices, in nominal and real terms, for our products would have a material adverse effect on our revenues.

   Our mining activities depend on authorizations of regulatory agencies. Changes in regulations could have an adverse effect on our business.


     Our mining activities in Brazil depend on authorizations and concessions by regulatory agencies of the Brazilian government. Our exploration, mining and mineral processing activities are also subject to Brazilian laws and regulations which change from time to time. If these laws and regulations change in the future, modifications to our technologies and operations could be required, and we may be required to make unbudgeted capital expenditures which could lead to an increase in our borrowing costs.


   Our energy business is subject to extensive governmental regulation.


     The Brazilian power generation business depends on concessions granted by the government and is regulated and supervised by the Brazilian electricity regulatory governmental agency, ANEEL. Given that Brazil may face future energy shortages like the one experienced in the second half of 2001, the Brazilian government has announced its intention to issue further regulations applicable to the power system. Changes in the laws, regulations or governmental policies regarding the power generation industry, the marketing of energy in the wholesale market or concession requirements could lower the returns we are expecting from our investments in this business.


   Our operations are also regulated by Brazilian environmental laws. Changes to these laws in the future may adversely affect our mining and energy businesses.


     Our operations often involve using, handling, disposing and discharging hazardous materials into the environment or the use of natural resources, and are therefore subject to the environmental laws and regulations of Brazil. Environmental regulation in Brazil has become stricter in recent years, and it is possible that more regulation or more aggressive enforcement of existing regulations will adversely affect us through imposing restrictions on our activities, creating new requirements for the issuance or renewal of environmental licenses, raising our costs, or requiring us to engage in expensive reclamation efforts. We are currently a defendant in an action brought by the municipality of Itabira, in the state of Minas Gerais, on the basis of environmental laws. If we do not prevail in this lawsuit, we could incur a substantial expense.


   Our reserve estimates may be materially different from mineral quantities that we may actually recover and market price fluctuations and changes in operating and capital costs may render certain ore reserves or mineral deposits uneconomical to mine.

     Our reported ore reserves and mineral deposits are estimated quantities of ore and minerals that under present and anticipated conditions have the potential to be economically mined and processed by the extraction of their mineral content. There are numerous uncertainties inherent in estimating quantities of reserves and in projecting potential future rates of mineral production, including many factors beyond our control. In addition, reserve engineering is a subjective process of estimating underground deposits of minerals that cannot be measured in an exact manner and the accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. Estimates of different engineers may vary and results of our mining and production subsequent to the date of an estimate may justify revision of estimates. Reserve estimates may require revision based on actual production experience and other factors. For example, fluctuations in the market price of metals, reduced recovery rates or increased production costs due to inflation or other factors may render proven and probable reserves containing relatively lower grades of mineralization uneconomic to exploit and may ultimately result in a restatement of reserves.

   We face a number of risks which could lead to economically harmful consequences to us.

     Our businesses are generally subject to a number of risks and hazards, including:

     o    industrial accidents,

     o    labor disputes,

     o    unexpected geological conditions,

     o    slope failures,

     o    environmental hazards,

     o    electricity stoppages,

     o    equipment or vessel failures, and

     o    weather and other natural phenomena.


     These occurrences could result in damage to, or destruction of, mineral properties, production facilities, transportation facilities, equipment or vessels. They could also result in personal injury or death, environmental damage, waste of resources or intermediate products, delays or interruption in mining, production or transportation activities, monetary losses and possible legal liability. The insurance we maintain against risks that are typical in our business may not provide adequate coverage. Insurance against some risks (including liabilities for environmental pollution or certain hazards or interruption of certain business activities) may not be available at a reasonable cost or at all. Therefore, accidents or other negative developments involving our mining, production or transportation facilities could have a material adverse effect on our operations.


   Our mineral exploration efforts may not lead to a replenishment of our gold reserves, which could adversely affect our mining prospects.

     We engage in mineral exploration principally related to copper and gold. Mineral exploration is highly speculative in nature, involves many risks and frequently is nonproductive. With respect to our gold operations, it is possible that our exploration programs will not result in the expansion or replacement of reserves depleted by current production. If we do not develop new reserves, we may not be able to sustain our current level of production beyond the remaining life of existing mines.

   Even if we discover minerals, we remain subject to drilling and production risks, which could adversely affect the mining process.

     Once we discover mineralization, it may take us a number of years from the initial phases of drilling until production is possible, during which the economic feasibility of production may change. It takes substantial time and expenditures to:

     o    establish ore reserves through drilling,

     o determine appropriate metallurgical processes for optimizing the recovery of metal contained in ore,

     o    obtain the ore or extract the metals from the ore, and

     o    construct mining and processing facilities for greenfield properties.

     It is possible that a project will prove uneconomical by the time we are able to exploit it, in which case we may incur substantial write-offs.

   We face rising extraction costs as our deposits decrease.

     Ore reserves gradually decrease in the ordinary course of a given mining operation. As reserves decrease, it becomes necessary for mining companies to use more expensive processes to extract remaining ore. As a result, mining companies, over time, usually experience rising unit extraction costs with respect to a particular mine. Several of our mines have operated for long periods, and we will likely experience rising extraction costs per unit in the future at these operations.

Risks Relating to the CVRD Group

   Some of our operations depend on joint ventures and could be adversely affected if our joint venture partners do not observe their commitments.


     We currently operate important parts of our pelletizing, copper exploration, logistics, energy, and aluminum businesses through joint ventures with other companies. Our forecasts and plans for these joint ventures assume that our joint venture partners will observe their obligations to contribute capital, purchase products and, in some cases, provide managerial talent. If any of our joint venture partners does not observe its commitments, it is possible that the affected joint venture would not be able to operate in accordance with its business plans or that we would have to increase the level of our investment to give effect to these plans.


   Our Albras joint venture is subject to substantial electricity cost increases.


     Electricity costs are a significant component of the cost of producing aluminum. Our aluminum plant, Albras -- Aluminio Brasileiro S.A., or Albras, obtains electric power at discounted rates from Eletronorte, a state-owned electric power utility. The contract through which Albras purchases electricity from this utility expires in 2004. It is not likely that Albras will continue to benefit from below-market electricity costs following expiration of the contract. Albras is currently trying to negotiate a new contract and is examining other alternatives. We cannot predict the impact that this will have on Albras's cost structure.


   An electricity stoppage that affects our aluminum operations could cause substantial damage.

     A single 300-kilometer power line supplies electricity to Albras. Any interruption in the supply of electrical power to Albras lasting longer than six hours can cause substantial damage to cells at the Albras facility. Cells are equipment used in the process of transforming alumina into aluminum. Cells will cool off if they are deprived of energy for six consecutive hours, and may experience serious damage as a result of the cooling off process. Albras experienced an outage of four hours and several outages of less than one hour in 1996 because of a faulty Tucurui substation, which has since been repaired. Interruptions in the supply of electricity to Albras lasting more than six hours may occur in the future.

   We are vulnerable to adverse developments affecting other economies.


     In 2001, 7.3% of our consolidated gross operating revenues were attributable to sales to Japanese customers, 12.3% were attributable to sales to other Asian customers and 29.7% were attributable to sales to European customers. In 2001, 1.7% of our sales were made to Argentine customers. As noted above, Argentina continues to experience economic difficulties.


     A number of important Asian economies, including Japan and South Korea, have experienced difficulties in recent periods. Continuing economic difficulties in the Asian market could reduce local demand for iron ore and pellets, which, in turn, could have a material adverse effect on us. Asian economies could be harmed by a weak U.S. economy, and a slow U.S. economy could have an adverse effect on the European economy. A weakened economy in Asia or Europe could reduce demand for our products in our primary markets.

   Our principal shareholder and the Brazilian government could have a great deal of influence on our company.


     Valepar, our principal shareholder, currently owns 42% of our outstanding common stock and 27% of our total outstanding capital. Litel Participacoes S.A. holds 42% of Valepar's stock and directly owns 10% of our outstanding common shares. As a result of their stock ownership, Valepar and Litel have significant influence in determining the outcome of any action requiring shareholder approval, such as the election of our directors. BNDESPAR, a wholly-owned subsidiary of BNDES, the Brazilian development bank, has a golden share in Valepar, giving the Brazilian government special voting rights over certain actions of Valepar. Further, the Brazilian government, in addition to its ownership stake in us, owns a golden share in us, which gives it veto powers over certain actions that we could propose to take.

   We are subject to ongoing antitrust investigations.

     Conselho Administrativo de Defesa Economica, or CADE, the Brazilian antitrust regulator, has initiated inquiries into our principal lines of business to determine whether undue concentration exists in our industries. We cannot predict the outcome of these inquiries. If CADE were to determine that undue concentration exists in one or more of our industries, CADE could impose measures to safeguard competition in that industry. These measures could include requiring us to divest certain operations or imposing price restrictions.


   Our risk management strategy may not be effective.


     We are exposed to fluctuations in interest rates, foreign currency exchange rates, and commodity prices relating to our iron ore, aluminum and gold production. In order to partially protect ourselves against unusual market volatility, we periodically enter into hedging transactions to manage these risks. We do not hedge risks relating to iron ore price fluctuations. However, our hedging strategy may not be successful in minimizing our exposure to these fluctuations. In addition, to the extent we hedge our commodity price exposure, we forego the benefits we would otherwise experience if commodity prices were to increase.


Risks Relating to the Notes

   CVRD's subsidiaries, affiliated companies and joint ventures are not obligated under the notes or the guaranty, and these companies' obligations to their own creditors will effectively rank ahead of CVRD's obligations under the guaranty.

     Vale Overseas is the obligor under the notes, and only the parent company CVRD is obligated under the guaranty of the notes.

     Vale Overseas has no operations or assets. In the future it may hold unsecured obligations from other CVRD subsidiaries to repay loans. These other subsidiaries will not be liable under the notes or the guaranty, and they may not have the ability to repay their loans from Vale Overseas.


     CVRD conducts a significant amount of business through subsidiaries, affiliated companies and joint ventures, none of which are obligated under the notes or the guaranty. In 2001 these companies were responsible for approximately 32% of CVRD's consolidated U.S. GAAP revenues from operations and approximately 7% of CVRD's consolidated U.S. GAAP net cash flows provided by operating activities. The claims of any creditor of a subsidiary, affiliated company or joint venture of CVRD would rank ahead of CVRD's ability to receive dividends and other cash flows from these companies. As a result, claims of these creditors would rank ahead of CVRD's ability to access cash from these companies in order to satisfy its obligations under the guaranty. In addition, these subsidiaries, affiliated companies and joint ventures may be restricted by their own loan agreements, governing instruments and other contracts from distributing cash to CVRD to enable CVRD to perform under its guaranty. At December 31, 2001, 29% of CVRD's consolidated U.S. GAAP liabilities were owed by subsidiaries of CVRD, which is the only obligor under the guaranty, meaning that the creditors under these liabilities would rank ahead of investors in the notes in the event of CVRD's insolvency.

     The indenture governing the notes contains restrictions on the conduct of business by Vale Overseas and CVRD, including limits on their ability to grant liens over their assets for the benefit of other creditors. These restrictions do not apply to CVRD's other subsidiaries, affiliated companies and joint ventures, and these companies are not limited by the indenture in their ability to pledge their assets to other creditors. At December 31, 2001, approximately 2% of CVRD's consolidated U.S. GAAP assets were owned by entities other than the parent company, which is the only obligor under the guaranty.


      There may not be a liquid trading market for the notes.

     The notes are new securities with no established trading markets. There can be no assurance that a liquid trading market for the notes will develop or, if one develops, that it will be maintained. The initial purchasers are not obligated to make a market in the notes, and if they begin to do so they may stop at any time without notice. If an active market for the notes does not develop, the price of the notes and the ability of a holder of notes to find a ready buyer will be adversely affected.

   We may not be able to make payments in U.S. dollars.

     In the past, the Brazilian economy has experienced balance of payment deficits and shortages in foreign exchange reserves, and the government has responded by restricting the ability of Brazilian or foreign persons or entities to convert reais into foreign currencies generally, and U.S. dollars in particular. The government may institute a restrictive exchange control policy in the future. Any restrictive exchange control policy could prevent or restrict our access to U.S. dollars to meet our U.S. dollar obligations and could also have a material adverse effect on our business, financial condition and results of operations. We cannot predict the impact of any such measures on the Brazilian economy.

   We would be required to pay bankruptcy judgments only in reais.

     If proceedings are brought in Brazil seeking to enforce in Brazil our obligations in respect of the notes, we would be required to discharge our obligations only in Brazilian reais. Under the Brazilian exchange control limitations, an obligation to pay amounts denominated in a currency other than reais, which is payable in Brazil, may be satisfied in reais at the rate of exchange, as determined by the Central Bank, in effect on the date of payment.

   Developments in other countries may affect prices for the notes.


     The market value of securities of Brazilian companies is, to varying degrees, affected by economic and market conditions in other countries. Although economic conditions in such countries may differ significantly from economic conditions in Brazil, investors' reactions to developments in any of these other countries may have an adverse effect on the market value of securities of Brazilian issuers. For example, in October 1997, prices of both Brazilian debt securities and Brazilian equity securities dropped substantially, precipitated by a sharp drop in the value of Asian markets. The market value of the notes could be adversely affected by events elsewhere, especially in emerging market countries. For example, continuing or worsening economic problems in Argentina could adversely affect the trading prices of Brazilian securities.


   Vale Overseas' ability to meet its obligations under the notes depends on its receipt of moneys from on-lending activities within the CVRD Group.

     Vale Overseas will on-lend the note proceeds to entities within the CVRD Group. Vale Overseas' ability to meet its obligations to pay principal of, and interest on, the notes without recourse to the guaranty of CVRD will be dependent on its receipt of moneys due under those loans. To the extent any such entity fails to make payments in respect of Vale Overseas' loan to it, Vale Overseas will have insufficient funds available to pay interest on the notes. In these circumstances, you would have recourse to CVRD under the guaranty, unless a Political Risk Event had occurred, in which case you would have recourse to the reserve account.

     A Political Risk Event exists if one of the following events occurs and is continuing:

     o Vale Overseas or CVRD cannot convert Brazillian currency into U.S. dollars and/or remit U.S. dollars outside Brazil as a result of any measures taken by the government of Brazil; or

     o the government of Brazil (or entities authorized under the laws of Brazil to operate in the foreign exchange markets) fails to effect the conversion of Brazilian currency into U.S. dollars and/or the remittance of U.S. dollars outside Brazil by Vale Overseas or CVRD; or

     o the government of Brazil expropriates, confiscates or takes other measures which have the effect of depriving Vale Overseas or CVRD of the use or control of Brazillian currency or U.S. dollars.

     In determining whether a Political Risk Event exists on any interest payment date, the fact that Vale Overseas or CVRD may be able to make an interest payment under the notes in U.S. dollars from offshore sources outside of Brazil will be ignored. Vale Overseas and CVRD have agreed to notify the trustee whenever a Political Risk Event occurs.

   The maturity date of the notes may be extended if a Political Risk Event exists on the originally scheduled maturity date.

     The original maturity date of the notes is March 8, 2007. That maturity date may be extended if a Political Risk Event is in existence on that date and Vale Overseas and CVRD are unable to repay principal of the notes. This extension may last up to 18 months, to September 8, 2008. If a Political Risk Event is still in existence on September 8, 2008, Vale Overseas and CVRD have been unable to fund themselves alternatively and CVRD has been unable to pay under its guaranty, Vale Overseas will be unable to repay the notes. In these circumstances, you may be repaid on a date later than the original maturity date, and you may not be repaid what you are owed.

   The protection provided in the notes against the consequences of a Political Risk Event lasts for 18 months.

     The notes have the benefit of a reserve account or letters of credit which can be used by the trustee to pay up to three installments of interest on the notes if, at the time of payment of that interest, Vale Overseas does not otherwise have the funds to make that payment and CVRD cannot pay under its guaranty as a result of the existence of a Political Risk Event. Once the reserve account or letters of credit are depleted, they will not be replenished, so if Vale Overseas has been unable to fund itself alternatively and CVRD has been unable to pay under its guaranty, Vale Overseas may be unable to pay interest on the notes. In these circumstances, you will be able to call an event of default and accelerate repayment of principal on the notes, but if you do so you may not be repaid what you are owed.

   The trustee will depend on receipt of notice from Vale Overseas or CVRD that a Political Risk Event has occurred.

     Under the indenture, the trustee is authorized to use the reserve account or letters of credit to pay interest on the notes if a Political Risk Event is in existence on the date for payment of interest on the notes and Vale Overseas has not been able to fund the interest payment from other sources. The trustee is entitled to assume that no Political Risk Event has occurred until it has received written notice of it from Vale Overseas or CVRD. The trustee will not be liable to you for any loss suffered by you as a result of any failure on the part of Vale Overseas or CVRD to provide the trustee with notice, although that failure will be a breach of covenant by Vale Overseas and CVRD which may give rise to an event of default.

                           FORWARD-LOOKING STATEMENTS


     We have made statements under the captions "Prospectus Summary," "Risk Factors," "Recent Developments," and in other sections of this prospectus and in the documents that are incorporated by reference herein that are forward-looking statements. Many of the forward looking statements contained in this prospectus and in the documents that are incorporated by reference herein are identified by the use of forward-looking words such as "anticipate," "believe," "could," "expect," "should," "plan," "estimate," and "potential," among others. These statements appear in a number of places in this prospectus and in the documents incorporated by reference herein and include statements regarding our intent, belief or current expectations with respect to:


     o    our direction and future operations,

     o the implementation of our principal operating strategies, including our potential participation in privatization, acquisition or joint venture transactions or other investment opportunities,

     o    our divestiture plans,

     o the implementation of our financing strategy and capital expenditure plans,

     o the exploration of mineral reserves and development of mining facilities,

     o    depletion and exhaustion of mines and mineral reserves,

     o    the declaration or payment of dividends,

     o other factors or trends affecting our financial condition or results of operations, and


     o    the factors discussed under "Risk Factors" beginning on page 7.

     We caution that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. These risks and uncertainties include factors: relating to the Brazilian economy and securities markets, which exhibit volatility and can be adversely affected by developments in other countries; relating to the iron ore business and its dependence on the global steel industry, which is cyclical in nature; and relating to the highly competitive industries in which we operate. Therefore, actual results may differ materially from those in the forward looking statements. The information in and incorporated by reference in this prospectus identifies important factors that could cause these differences.



                                USE OF PROCEEDS

     Vale Overseas will not receive any cash proceeds from the issuance of the new securities. The new securities will be exchanged for old securities as described in this prospectus upon our receipt of old securities. Vale Overseas will cancel all of the old securities surrendered in exchange for the new securities.

     Our net proceeds from the sale of the old securities were approximately $298,500,000, after deduction of the initial purchasers' discounts and commissions and other expenses of the offering. We used those net proceeds for the CVRD Group's general corporate purposes.

                             VALE OVERSEAS LIMITED

General

     Vale Overseas was registered and incorporated as a Cayman Islands exempted company with limited liability on April 3, 2001, registration number 113637. Vale Overseas has been incorporated for an indefinite period. Its registered office is at Walker House, PO Box 908 GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands.

     Vale Overseas' authorized share capital is U.S.$50,000 divided into 50,000 ordinary shares of U.S.$1.00 each, 1,000 of which have been issued. All of the issued shares are fully-paid and are held by CVRD.

Business


     Vale Overseas is a finance company for the CVRD Group. Its business is to borrow money outside Brazil by issuing securities under the indenture referred to under "Description of Notes" to finance CVRD's activities outside Brazil or to on-lend it to other CVRD Group companies. The issuance of the notes was its first borrowing. The issuer is not permitted to issue further securities under the indenture unless Moody's has confirmed that the issue of further securities will not result in the reduction of the then current rating of the notes.


Directors


     Vale Overseas' directors are as follows:

                Name                 Principal Occupation         Age
                ----                 --------------------         ---
     Francisco Rohan de Lima.....   General Counsel, CVRD          47
     Gabriel Stoliar.............   Executive Officer, CVRD        47
     Tito Botelho Martins........   Finance Director, CVRD         40


     Mr. Stoliar also serves as Vale Overseas' principal executive officer and Mr. Martins also serves as Vale Overseas' principal financial and accounting officer.


     The business address of the directors is Avenida Graca Aranha, 26, 17th floor, 20005-900 Rio de Janeiro, RJ, Brazil.

                                 EXCHANGE RATES

     There are two principal foreign exchange markets in Brazil:

     o    the commercial rate exchange market, and

     o    the floating rate exchange market.

     Most trade and financial foreign-exchange transactions are carried out on the commercial rate exchange market. These transactions include the purchase or sale of shares or the payment of dividends or interest with respect to shares. Foreign currencies may only be purchased through a Brazilian bank authorized to operate in these markets. In both markets, rates are freely negotiated but may be strongly influenced by Central Bank intervention. In 1999, the Central Bank unified the exchange positions of the Brazilian banks in the floating rate exchange market and commercial exchange market, which led to a convergence in the pricing and liquidity of both markets. Since February 1, 1999, the floating market rate has been the same as the commercial market rate. However, there is no guarantee that the rates will continue to be the same in the future. Despite the convergence in the pricing and liquidity of both markets, each market continues to be regulated differently.

     From its introduction on July 1, 1994 through March 1995, the real appreciated against the U.S. dollar. In 1995, the Central Bank announced that it would intervene in the market and buy or sell U.S. dollars, establishing a band in which the exchange rate between the real and the U.S. dollar could fluctuate. This policy resulted in a gradual devaluation of the real relative to the U.S. dollar. On January 13, 1999, the band was set between R$1.20 and R$1.32 per US$1.00. Two days later, on January 15, 1999, due to market pressures, the Central Bank abolished the band system and allowed the real/U.S. dollar exchange rate to float freely. As a result, the exchange rate dropped to R$2.1647 per US$1.00 on March 3, 1999. Since then, the real/U.S. dollar exchange rate has been established by the interbank market, and has fluctuated considerably. In the past, the Central Bank has intervened occasionally to control unstable movements in the foreign exchange rate. It is not possible to predict whether the Central Bank will continue to let the real float freely or whether the real will remain at its present level. Accordingly, it is not possible to predict what impact the Brazilian government's exchange rate policies may have on us. The Brazilian government could impose a band system in the future or the real could devalue or appreciate substantially. For more information on these risks, see "Risk Factors -- Risks Relating to Brazil."

     The following table sets forth the commercial selling rate, expressed in reais per U.S. dollar (R$/ US$) for the periods indicated.


                                                Average for
                                  Period-end       Period        Low      High
                                  ----------    -----------      ---      ----
Year Ended
December 31, 1997............       1.116         1.088(1)      1.040    1.116
December 31, 1998............       1.209         1.168(1)      1.117    1.209
December 31, 1999............       1.789         1.851(1)      1.208    2.165
December 31, 2000............       1.955         1.835(1)      1.723    1.985
December 31, 2001............       2.320         2.353(1)      1.936    2.801
Month ended
January 31, 2002.............       2.418         2.366(2)      2.293    2.438
February 28, 2002............       2.348         2.408(2)      2.348    2.469
March 31, 2002...............       2.324         2.345(2)      2.324    2.366
April 30, 2002...............       2.362         2.320(2)      2.271    2.369
May 31, 2002.................       2.522         2.453(2)      2.377    2.530
June 30, 2002................       2.844         2.700(2)      2.541    2.859


------------
(1)  Average of the rates on the last day of each month in the period.

(2)  Average of the high and low exchange rates for each month.

Source: Central Bank.


     On July 11, 2002, the commercial selling rate was R$2.823 per US $1.00.

                                 CAPITALIZATION

CVRD


     The table below sets forth CVRD's current liabilities and capitalization at March 31, 2002. You should read the table together with CVRD's unaudited interim condensed consolidated financial information and the notes thereto incorporated by reference in this prospectus.

                                                             At March 31, 2002
                                                            --------------------
                                                            (in millions of US$)

Current liabilities:
   Current portion of long-term debt.......................   US$        306
   Short-term debt.........................................              931
   Loans from related parties..............................              147
   Other...................................................              980
                                                             ---------------
          Total current liabilities........................            2,364
                                                             ---------------
Long-term liabilities:
   Long-term debt:
     Secured...............................................              304
     Unsecured.............................................            2,245
                                                             ---------------
          Total long-term debt.............................            2,549
Loans from related parties.................................                2
Other......................................................              783
                                                             ---------------
          Total long-term liabilities......................            3,334
                                                             ---------------
Minority interest..........................................               11
                                                             ---------------
Shareholders' equity:
   Preferred shares -- 600,000,000 shares authorized and                 820
    138,575,913 issued.....................................
   Common shares -- 300,000,000 shares authorized and                  1,479
    249,983,143 issued.....................................
   Treasury shares -- 4,249,970 common and 91 preferred                  (88)
    shares.................................................
Additional paid-in capital.................................              498
Retained earnings:
   Appropriated............................................            3,207
   Unappropriated..........................................            2,328
Other cumulative comprehensive income......................           (3,467)
                                                             ---------------
         Total shareholders' equity........................            4,777
                                                             ---------------
         Total capitalization (total shareholders' equity +
         total long-term debt).............................   US$      7,326
                                                             ===============

Vale Overseas

     The table below sets forth Vale Overseas' capitalization at March 31, 2002. You should read the table together with Vale Overseas' unaudited interim financial information and the notes thereto appearing elsewhere in this prospectus.

                                         At March 31, 2002
                                         -----------------
                                         (in thousands of
                                               U.S.$)
             Long-term debt........        U.S.$300,000
             Shareholders equity...                  (1)
                                           ------------
              Total................        U.S.$299,999
                                           ------------

                              RECENT DEVELOPMENTS

     The tables below present selected consolidated financial and operating data at and for the three months ended March 31, 2001 and 2002. This data has been derived from CVRD's unaudited interim condensed consolidated financial information incorporated by reference in this prospectus, which, in the opinion of management, reflects all adjustments which are of normal recurring nature necessary for a fair presentation of the results for such periods. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the operating results to be expected for the entire year ending December 31, 2002. You should read the information below in conjunction with CVRD's unaudited interim condensed consolidated financial information and notes thereto incorporated by reference in this prospectus.

                                                                      For the Three Months Ended March 31,
                                                                  --------------------------------------------
                                                                         2002                      2001
                                                                  ----------------------  --------------------
                                                                  (in millions of US$, except number of shares
                                                                             and per-share amounts)
Statement of Operations Data                                                      (unaudited)
----------------------------
Net operating revenues........................................              953                       975
Operating costs and expenses..................................             (537)                     (602)
Selling, general and administrative expenses..................             (660)                     (684)
Operating income..............................................              293                       291
Non-operating income (expenses)...............................              (32)                       42
Income before income taxes, equity results and minority
   interests..................................................              261                       333
Income taxes..................................................              (19)                       22
Equity in results of affiliates and joint ventures............               29                         7
Change in provision for losses on equity investments..........                5                        (9)
Minority interests............................................               (1)                        1
                                                                     ----------                ----------
Net income....................................................              275                       354
                                                                     ==========                ==========
Per Share Data
--------------
Basic earnings per Common and Preferred Class A Share.........             0.72                      0.92
Weighted average number of shares outstanding (thousands of
   shares)
   Common shares..............................................          245,268                   249,983
   Preferred Class A shares...................................          138,575                   134,917

                                                                    At March 31, 2002     At December 31, 2001
                                                                  ----------------------  --------------------
                                                                               (in millions of US$)
Balance Sheet Data                                                                  (unaudited)
------------------
Current assets................................................            3,566                     2,638
Property, plant and equipment, net............................            3,857                     3,813
Investments in affiliated companies and joint ventures and
   other investments..........................................            1,245                     1,227
Provision for losses on equity investments....................               (2)                       (9)
Goodwill on acquisition of consolidated subsidiaries..........              539                       540
Other assets..................................................            1,281                     1,313
                                                                     ----------                ----------
         Total assets.........................................           10,486                     9,522
                                                                     ==========                ==========

Current liabilities...........................................            2,364                     1,921
Long-term liabilities.........................................            3,334                     2,956
Minority interests............................................               11                         5
                                                                     ----------                ----------
         Total liabilities....................................            5,709                     4,882
                                                                     ----------                ----------
         Total stockholders' equity...........................            4,777                     4,640
                                                                     ----------                ----------


                                                                    At March 31, 2002     At December 31, 2001
                                                                  ----------------------  --------------------
                                                                               (in millions of US$)
Balance Sheet Data                                                                  (unaudited)
------------------
         Total Liabilities and stockholders' equity...........           10,486                     9,522
                                                                     ==========                ==========

   Results of Operations for the Three Months Ended March 31, 2002 Compared to the Three Months Ended March 31, 2001

     Revenues

     Gross operating revenues decreased 1.8% to US$987 million in the three months ended March 31, 2002 from US$1,005 million in the three months ended March 31, 2001, reflecting a decrease in revenues from transportation services and in revenues from aluminum products which was partially offset by an increase in our revenues from iron ore and pellets.

     Revenues from iron ore and pellets increased 14.8% to US$666 million in the three months ended March 31, 2002 from US$580 million in the three months ended March 31, 2001, representing a 6.7% increase in volume sold to 36.7 million tons in 2002 from 34.4 million tons in 2001 and a 4.1% increase in sales of higher-margin products, which were partially offset by a 0.3% decrease in average selling prices. Our acquisition of Ferteco in April 2001 increased our iron ore and pellets volumes sold in the three months ended March 31, 2002 by 3.2 million tons, and increased our revenues by US$57 million.

     Revenues from gold sales increased 21.4% to US$34 million in the three months ended March 31, 2002 from US$28 million in the three months ended March 31, 2001, representing a 6.7% increase in volume sold and a 10.6% increase in average selling prices.

     Revenues from other mining products increased 6.4% to US$100 million in the three months ended March 31, 2002 from US$94 million in the three months ended March 31, 2001. This increase was mainly due to price increases, partially offset by a US$11 million reduction in sales of our ferro-alloys subsidiary, Sibra, due to a decrease in average prices. Potash and kaolin sales also decreased as a result of a reduction in demand.

     Revenues from transportation services decreased 41.9% to US$111 million in the three months ended March 31, 2002 from US$191 million in the three months ended March 31, 2001. The reduction was principally due to a US$66 million reduction in revenues from the dry-bulk shipping business, resulting from our divestments in this area which began in the second semester of 2001.

     Revenues from aluminum products (bauxite, alumina and aluminum) decreased 18.1% to US$68 million in the three months ended March 31, 2002 from US$83 million in the three months ended March 31, 2001. This decrease of US$15 million was principally due to a US$9 million or 13.5% reduction in aluminum sales as a result of lower production due to the energy rationing program, and to a US$2 million reduction in our resales of alumina provided by our alumina affiliate, Alunorte, as a result of increased alumina sales by Alunorte to its other shareholders.

     Revenues from other products and services decreased 72.4% to US$8 million in the three months ended March 31, 2002 from US$29 million in the same period of 2001, primarily representing decreases in pulp and paper product revenues following our sale of Cenibra.

     Operating costs and expenses

     Operating costs and expenses decreased 10.8% to US$537 million in the three months ended March 31, 2002 from US$602 million in the same period of 2001. Our operating costs and expenses, as expressed in U.S. dollars, were favorably affected by the depreciation of the real against the U.S. dollar in the first quarter of 2002 (the average exchange rate was R$2.380 to US$1.00 in the three months ended March 31, 2002 and R$2.015 to US$1.00 in the three months ended March 31, 2001, or a depreciation of 18.1%), because the majority of these costs and expenses are denominated in reais. This decrease was partially offset by an increase of US$22 million, or 4.1% in 2002 relating to our acquisition of Ferteco. Were the Ferteco acquisition not taken into account, our costs would have been reduced by US$25 million.

     Cost of ores and metal sold increased 12.4% (or US$45 million) to US$407 million in the three months ended March 31, 2002 from US$362 million in the three months ended March 31, 2001, principally due to an increase of US$22 million in costs due to the Ferteco acquisition.

     Cost of transportation services decreased 54.3% to US$59 million in the three months ended March 31, 2002 from US$129 million in the three months ended March 31, 2001, due to the loss of costs from providing services to Ferteco and Samitri following our acquisition of these companies in May 2000 and in April 2001, respectively, and to improved cost management related to our ships.

     Cost of aluminum products decreased 17.7% to US$65 million in the three months ended March 31, 2002 from US$79 million in the same period of 2001 as a result of lower levels of activity. The favorable effect of exchange rate movements on the cost of aluminum products is small, since related costs are primarily determined by international market prices.

     Cost of other products and services decreased 81.3% to US$6 million in the three months ended March 31, 2002 from US$32 million in the same period of 2001, reflecting principally the decreases in volumes of pulp and paper purchases as a result of our divestments in this line of business.

     Selling, general and administrative expenses increased 47.5% to US$59 million in the three months ended March 31, 2002 from US$40 million in the same period of 2001, due principally to the acquisition of Ferteco which increased these expenses by US$5 million and to expenses of US$21 million incurred in connection with technical and consulting services and marketing activities, partially offset by the effects of exchange rate movements.

     Research and development, employee profit sharing and other costs and expenses increased 52.4% to US$64 million in the three months ended March 31, 2002 from US$42 million in 2001. This increase was mainly attributable to asset impairment provisions recorded in 2002, including expected losses related to the sale of ships.

     Non-Operating Income (Expenses)

     Net non-operating expenses were US$32 million in the three months ended March 31, 2002 compared to net non-operating income of US$42 million in the same period of 2001. Although the real was more stable in the three months ended March 31, 2002 than in the same period of 2001, thereby reducing our net foreign exchange loss (related principally to our foreign currency debt) by US$196 million, this positive impact was more than offset due to the recognition of non-operating income in the three months ended March 31, 2002 of US$277 million, resulting from the sale of our interests in Bahia Sul and CSN.

     Income Taxes

     In the three months ended March 31, 2002 we recorded a tax expense of US$19 million. However, our Federal income tax and social contribution expense at statutory rates was US$89 million. The difference was principally due to the tax benefit we derived from making distributions to our shareholders in the form of interest on shareholders' equity in the amount of US$46 million and to tax exempt foreign income in the amount of US$17 million.

     Affiliates and Joint Ventures

     Our equity in the results of affiliates and joint ventures net of provision for gain on equity investments in aggregate totaled a gain of US$29 million in the three months ended March 31, 2002 compared to a gain of US$7 million in the same period of 2001.

     In the three months ended March 31, 2002 our affiliates in the aluminum sector recorded gains due to the effects of the depreciation of the real on their foreign currency denominated debt. Albras reported a gain for the three months ended March 31, 2002, of which we recognized our portion of US$9 on equity investments, and Alunorte reported a gain, of which we recognized our portion of US$5 million through equity accounting. In the same period of 2001, our portion of losses reported by Alunorte was US$10 million, and Albras broke even.

     In addition to exchange rate effects, the operating results of our major aluminum sector affiliates and joint ventures in the three months ended March 31, 2002 compared to the same period of 2001, were influenced by the following factors:

Albras - The average aluminum sales price decreased by 13.9% (US$1,319.81 per ton at March 31, 2002, compared with US$1,533.55 per ton at March 31, 2001) and sales volume decreased by 2.2% (88 thousand tons in 2002 compared to 90 thousand tons in 2001).

Alunorte -    The average alumina sales price decreased by 18.7% (US$161.55 per ton at March 31, 2002, compared to US$198.83 per ton at March
              31, 2001) and sales volume increased by 16.4% (439 thousand tons in 2002 versus 377 tons in 2001).

MRN - Bauxite sales volume decreased by 18.5% (1,781 thousands tons in 2002 compared with 2,185 thousands in 2001).

     Our steel sector affiliates were affected mainly by a decrease in the price of slabs sold (US$154.2 per ton in 2002 compared to US$174.3 per ton in 2001) and the cost of sales increased by 6% to US$187.7 million in the three months ended March 31, 2002, from US$177.4 million in the three months ended March 31, 2001, principally due to the increase in the coal and coke purchase prices in our affiliate CST.

     Our railroad affiliate, Centro-Atlantica, continued to perform very poorly in the three months ended March 31, 2002 and we recorded an equity loss of US$3 million compared to a loss of US$10 million in the same period of 2001. We and the other shareholders of Centro-Atlantica are currently reviewing alternatives to restructure this business.

     In the three months ended March 31, 2002, the results of our other equity investments were higher than those in the same period of 2001 due to the effects of the devaluation of the real.


   Liquidity and Capital Resources

     Liquidity


     Our principal sources of liquidity consist of cash generated from operations and short-term and long-term secured and unsecured borrowings. We believe these sources will continue to be adequate to meet our currently anticipated uses of funds, which include working capital, investment capital, capital expenditures, debt repayment and dividend payments.

     From time to time, we review acquisition and investment opportunities and will, if a suitable opportunity arises, make an investment. We can make future investments either directly or through subsidiaries, joint ventures or affiliated companies, and we may fund these investments through internally generated funds, the issuance of debt or equity or a combination of these methods.

     As a result of our acquisitions, in the three months ended March 31, 2002, we generated a net increase in cash and cash equivalents of US$891 million compared to a net decrease of US$35 million in the three months ended March 31, 2001. At March 31, 2002, we had cash and cash equivalents of US$2,008 million.

     Sources of funds

     Operating activities provided net cash flows of US$315 million in the three months ended March 31, 2002 compared to US$535 million in the three months ended March 31, 2001.

     Financing activities (before distribution to shareholders), which include short-term and long-term secured and unsecured borrowings and debt repayments, provided net cash flows of US$750 million in the three months ended March 31, 2002 compared to net cash flows outflows of US$275 million in the three months ended March 31, 2001. In the three months ended March 31, 2002, our principal source of borrowed funds was a US$300 million of our enhanced guaranteed notes due 2007.

     At March 31, 2002, our aggregate outstanding debt was US$3,935 million, consisting of short-term debt of US$1,384 million, including US$147 million in loans from joint ventures and affiliated companies in connection with the CVRD Group's cash management system, long-term debt (excluding current portion) of US$2,549 million, and loans from related parties of US$2 million. Our short-term debt consists primarily of U.S. dollar-denominated trade financing, documented mainly in the form of export prepayments and export sales advances with Brazilian and foreign financial institutions.

     Uses of funds

     Investing activities, primarily including acquisitions, other capital expenditures and investments in and loans to joint ventures and affiliated companies, consumed net cash flows of US$175 in the three months ended March 31, 2002 compared to US$145 million in the three months ended March 31, 2001.

     Other significant uses of cash included:

     o repayment of debt, which consumed US$76 million in the three months ended March 31, 2002, and US$87 million in the three months ended March 31, 2001, and

     o payment of dividends and interest on shareholders' equity, which consumed US$639 million in the three months ended March 31, 2001.

                              DESCRIPTION OF NOTES

     In this section, references to Vale Overseas mean Vale Overseas Limited only and do not include any of its affiliated companies. References to CVRD mean Companhia Vale do Rio Doce only and do not include Vale Overseas or any of CVRD's other subsidiaries or affiliated companies. References to the notes include both the notes and the guaranty of the notes, except where the context indicates otherwise. References to holders mean those who have notes registered in their own names, on the books that Vale Overseas or the trustee maintains for this purpose, and not those who own beneficial interests in notes issued in book-entry form through The Depository Trust Company or in notes registered in a street name. Owners of beneficial interests in the notes should read "Form of notes, clearing and settlement." References to the indenture include the indenture referred to below as amended or supplemented.

General

     The Notes are Issued under the Indenture

     The notes are governed by an indenture, dated as of March 8, 2002, as supplemented by the first supplemental indenture, dated as of March 8, 2002. The indenture is a contract between Vale Overseas, CVRD and JPMorgan Chase Bank, which acts as trustee. The trustee has three main roles:

     o First, the trustee can enforce your rights against Vale Overseas and CVRD if Vale Overseas or CVRD defaults. There are some limitations on the extent to which the trustee acts on your behalf, described below under "-- Default, remedies and waiver of default."

     o Second, the trustee performs administrative duties, such as sending you interest and principal payments and notices.

     o Third, the trustee holds a security interest over the reserve account and is the beneficiary of any letters of credit issued in connection with the notes, all in trust for you. See "-- Reserve account and letters of credit".

     Principal and Interest

     The notes have been issued in an aggregate principal amount of U.S.$300,000,000. The notes will mature on March 8, 2007, unless their maturity is extended. Their maturity can be extended to no later than September 8, 2008, if on March 8, 2007 one of the following events has occurred and is continuing:

     o Vale Overseas or CVRD cannot convert Brazilian currency into U.S. dollars and/or remit U.S. dollars outside Brazil as a result of any measures taken by the government of Brazil; or

     o the government of Brazil (or entities authorized under the laws of Brazil to operate in the foreign exchange markets) fails to effect the conversion of Brazilian currency into U.S. dollars and/or the remittance of U.S. dollars outside Brazil by Vale Overseas or CVRD; or

     o the government of Brazil expropriates, confiscates or takes other measures which have the effect of depriving Vale Overseas or CVRD of the use or control of Brazilian currency or U.S. dollars.

     These events are called Political Risk Events. In determining whether a Political Risk Event exists on any payment date, the fact that Vale Overseas or CVRD may be able to make an interest payment under the notes in U.S. dollars from offshore sources outside of Brazil will be ignored. Vale Overseas and CVRD have agreed to notify the trustee and the Luxembourg Stock Exchange whenever a Political Risk Event occurs. Notification that a Political Risk Event has occurred will also be published in a newspaper with general circulation in Luxembourg, which is expected to be the Luxembourg Wort.

     The exact length of any extension of maturity (up to September 8, 2008) depends upon two factors: (i) the length of the existence of the Political Risk Event which exists on March 8, 2007 and (ii) the amount of money in the reserve account or available under the letters of credit, as described below under "-- Reserve Account and

Letters of Credit". The extended maturity date on which principal becomes payable will be the earlier of (x) five business days after the Political Risk Event ceases, (y) the payment date after the money in the reserve account or available under the letters of credit has been fully depleted and (z) September 8, 2008.

     The notes will bear interest at 8.625% per annum from March 8, 2002. Interest on the notes will be payable semi-annually on March 8 and September 8 of each year, commencing September 8, 2002, to the holders in whose name the notes are registered at the close of business on the February 21 or August 24 immediately preceding the related interest payment date.

     Vale Overseas will pay interest on the notes on the interest payment dates stated above, and at maturity. If the maturity is extended, interest will continue to accrue and be paid on the interest payment dates stated above. Each payment of interest due on an interest payment date or at maturity will include interest accrued from and including the last date to which interest has been paid or made available for payment, or from the issue date, if none has been paid or made available for payment, to but excluding the relevant payment date. Vale Overseas will compute interest on the notes on the basis of a 360-day year of twelve 30-day months. To the extent interest due is not paid on an interest payment date, interest will accrue on any unpaid interest due until it is paid at the rate of interest otherwise payable on the principal of the notes plus 1% per annum.

     Reserve Account and Letters of Credit


     The notes are enhanced by a reserve account and/or letters of credit. Vale Overseas has delivered funds to the reserve account and/or letters of credit with an aggregate value equal to the political risk coverage. The political risk coverage is an amount of $41,421,565, which is equal to the sum of (i) 18 months interest on principal of the notes, (ii) an amount equal to 0.50% per annum interest on the principal of the notes for 18 months, (iii) 30 days default rate of interest on the amounts described in (i) and (ii) above and
(iv) the estimated fees and reasonable expenses of the trustee in connection with the notes for 18 months; provided, however, that this amount shall be reduced by the amount equal to (ii) above upon the earlier of (x) the completion of the exchange offer (regardless of how many notes are exchanged therein), (y) the effectiveness of the shelf registration statement or (z) the notes being freely tradable under the Securities Act of 1933. Political risk coverage shall be reduced to zero at such time as CVRD has obtained a long-term foreign currency rating (without the benefit of pledging collateral or any other credit support) from Moody's of Baa2 or better, or when none of the notes remain outstanding and all obligations under the indenture have been satisfied, provided that no reduction in the political risk coverage will occur unless Moody's has confirmed to the trustee in writing that any such reduction will not reduce the rating then currently assigned to the notes.


     Security over the reserve account and all moneys in it or derived from it is granted in favor of the trustee for the benefit of the holders of notes. The trustee is authorized to apply money in the reserve account or draw funds from any letters of credit to make an interest payment if, on the interest payment date, a Political Risk Event exists. This ensures that for a maximum period of 18 months (three semi-annual periods) Vale Overseas and CVRD will be able to continue to make timely payments of interest on the notes notwithstanding the existence of a Political Risk Event that might otherwise prevent them from doing so. During a Political Risk Event, the political risk coverage amount may also be used to pay the fees and reasonable expenses of the trustee if not otherwise provided for by Vale Overseas or CVRD. Before the money in the reserve account is applied in this way, the trustee is authorized to invest the money in permitted investments, such as U.S. Government issued bonds, bills and notes, and other highly rated U.S. dollar debt instruments. Any investment made with the funds in the reserve account must come due one business day prior to the next interest payment date. Neither Vale Overseas nor CVRD is obligated to top up the reserve account or issue more amounts under letters of credit for any money applied by the trustee in making an interest payment on their behalf. If at the maturity of the notes there is money left in the reserve account or available under the letters of credit, the trustee will pay such funds back to Vale Overseas and return any letters of credit to their issuer for cancellation. If at any interest payment date the aggregate of the funds in the reserve account and the funds available under the letters of credit exceeds the applicable political risk coverage, the trustee will pay funds back to Vale Overseas or accept a reduction in the letters of credit equal, in the aggregate, to such excess. The security interest in the reserve account will be released, the funds therein returned to Vale Overseas and any letters of credit returned to their issuer for cancellation if during the term of the notes CVRD has obtained a long-term foreign currency rating (without the benefit of pledging collateral or any other credit support) from Moody's of Baa2 or better.

     Guaranty

     CVRD has irrevocably and unconditionally guaranteed the full and punctual payment of principal, interest, additional amounts and all other amounts that may become due and payable in respect of the notes. Subject as provided in the next sentence below, if Vale Overseas fails to punctually pay any such amount, CVRD will immediately pay the amount required to be, but not, paid. In the event (i) the payment of principal and other amounts due under the notes is automatically accelerated due to a voluntary or involuntary bankruptcy or insolvency event on the part of Vale Overseas, (ii) CVRD is not the subject of a voluntary or involuntary bankruptcy or insolvency event and (iii) at that time there exists a Political Risk Event, then CVRD's obligation to make payment of principal under the guaranty will be suspended until the earlier of
(x) five business days after the Political Risk Event terminates, (y) the date on which the funds in the reserve account or available under the letters of credit have been fully depleted and (z) 18 months after the date of acceleration.

     Further Issues

     Vale Overseas reserves the right, from time to time without your consent as a holder of the notes, to issue additional notes on terms and conditions identical to those of the notes, which additional notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the notes. To the extent Vale Overseas issues any such additional notes, it will establish an additional reserve account and/or cause to be issued letters of credit on the same terms and conditions as the reserve account established and/or letters of credit issued for purposes of the notes. Vale Overseas may also issue other securities under the indenture which have different terms from the notes. Likewise, CVRD has the right, without your consent, to guarantee any such additional notes, to guarantee debt of its other subsidiaries and to issue its own debt. In connection with any such further issues of debt by Vale Overseas guaranteed by CVRD, Vale Overseas is required to confirm with Moody's that such issue or guarantee will not affect the then current rating of the notes.

     How the Notes and the Guaranty Rank Against Other Debt

     The notes have the benefit of security over the reserve account as described under "-- Reserve account and letters of credit." The notes will not be secured by any of Vale Overseas' other property or assets. Thus, by owning these notes, except to the extent of funds in the reserve account or available under letters of credit, you are one of Vale Overseas' unsecured creditors. These notes will not be subordinated or senior to any of Vale Overseas' other unsecured debt obligations. This means that, in a bankruptcy or liquidation proceeding against Vale Overseas, the payment obligations of Vale Overseas under these notes (to the extent not secured by the reserve account or any letters of credit) would rank equally in right of payment with all Vale Overseas' other unsecured and unsubordinated debt.

     CVRD's guaranty of the notes will not be secured by any of its property or assets or any of the property or assets of any of its subsidiaries. Therefore, in the event that CVRD is required to perform under its guaranty, you would be an unsecured creditor of CVRD. The guaranty will not be subordinated to any of CVRD's other unsecured debt obligations. This means that, in a bankruptcy or liquidation proceeding against CVRD, the guaranty would rank equally in right of payment with all CVRD's other unsecured and unsubordinated debt.

     Stated Maturity and Maturity

     The day on which the principal amount of the notes is scheduled to become due is called the stated maturity of the principal. The principal may also become due sooner, by reason of redemption or acceleration after a default. The principal may become due later, by reason of extension of maturity as described above. The day on which the principal actually becomes due, whether at the stated maturity, earlier or later, is called the maturity of the principal. The terms "stated maturity" and "maturity" also refer to the dates when interest payments become due. For example, a regular interest payment date when an installment of interest is scheduled to become due is referred to as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of the notes without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

     This Description is Only a Summary


     The indenture and its associated documents, including the notes, contain the full legal text of the matters described in this section. Upon request, the trustee will provide you with a copy of the indenture. In addition, we have filed a copy of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can find More Information" for information on how to obtain copies.


     This section summarizes all the material terms of the notes and the indenture. It does not, however, describe every aspect of the notes and the indenture. For example, in this section, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of these terms.

Definitions

     "Subsidiary" means, at any time, any entity of which CVRD or Vale Overseas directly or indirectly owns more than 51% (fifty-one percent) of the outstanding voting shares, and Vale Overseas or CVRD has the ability to elect a majority of the members of the board of directors or other governing bodies.

     "Significant Subsidiary" means, at any time, a Subsidiary which meets any of the following conditions:

         (1) CVRD's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total assets of the consolidated group as of the end of the most recently completed fiscal year;

         (2) CVRD's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the consolidated group as of the end of the most recently completed fiscal year; or

         (3) CVRD's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the consolidated group for the most recently completed fiscal year.

     "Indebtedness" means any amount payable (whether as a direct obligation or indirectly through a guarantee) by such person pursuant to an agreement involving or evidencing money borrowed or received, a conditional sale or a transfer with recourse or with an obligation to repurchase or pursuant to a lease with substantially the same economic effect as any such agreement or instrument and which, under U.S. generally accepted accounting principles, would constitute a capitalized lease obligation; provided, however, as used in the second bullet point under "Default, Remedies and Waiver of Default", "Indebtedness" shall not include any payment made by CVRD on behalf of its affiliate, upon any Indebtedness of such affiliate becoming immediately due and payable as a result of a default by such affiliate, pursuant to a guarantee or similar instrument provided by CVRD in connection with such Indebtedness, provided that such payment make by CVRD is made within five business days of notice being provided to CVRD that payment is due under such guarantee or similar instrument.

Payment of Additional Amounts

     All payments by Vale Overseas or CVRD in respect of the notes will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatsoever nature imposed or levied by or on behalf of Brazil, the Cayman Islands, a successor jurisdiction (as defined in "Mergers and Similar Transactions") or any political subdivision or authority thereof or therein having power to tax, unless Vale Overseas or CVRD is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, Vale Overseas or CVRD will make such withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the notes in the absence of such withholding or deduction. No such additional amounts shall be payable:

     o to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such note by reason of his having some connection with Brazil or the Cayman Islands other than the mere holding of the note;

     o in respect of notes surrendered (if surrender is required) more than 30 days after the Relevant Date except to the extent that the holder of such note would have been entitled to such additional amounts on surrender of such note for payment on the last day of such period of 30 days;

     o where such additional amount is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

     o to, or to a third party on behalf of, a holder who is liable for or subject to such deduction or withholding by reason of such holder's failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Brazil, the Cayman Islands, or a successor jurisdiction or applicable political subdivision or authority thereof or therein having power to tax, of such holder, if compliance is required by such jurisdiction, or any political subdivision or authority thereof or therein having power to tax, as a precondition to exemption from, or reduction in the rate of, such deduction or withholding;

     o in respect of any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

     o in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the note or by direct payment by Vale Overseas or CVRD in respect of claims made against Vale Overseas or CVRD; or

     o    in respect of any combination of the above.

     "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the trustee on or prior to such due date, the date immediately following the date on which the full amount is so received by the trustee. The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither Vale Overseas nor CVRD shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.


     Any reference in this prospectus, the indenture or the notes to principal, interest or any other amount payable in respect of the notes by Vale Overseas or the guaranty by CVRD will be deemed also to refer to any additional amount that may be payable with respect to that amount under the obligations referred to in this subsection.


Optional Redemption

     Vale Overseas will not be permitted to redeem the notes before their stated maturity, except as described below. The notes will not be entitled to the benefit of any sinking fund -- that is, neither Vale Overseas nor CVRD will deposit money on a regular basis into any separate custodial account to repay your notes. In addition, you will not be entitled to require Vale Overseas or CVRD to buy your notes from you before the stated maturity.

     If as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Brazil, the Cayman Islands, a successor jurisdiction or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the issue date of the notes, Vale Overseas or CVRD has or will become obliged to pay additional amounts as described above under "-- Payment of Additional Amounts" in excess of the additional amounts Vale Overseas or CVRD would be obliged to pay if payments were subject to withholding or deduction at a rate of 15% as a result of the taxes, duties, assessments and other governmental charges described above (the "Minimum Withholding Level"), Vale Overseas may, at its sole discretion, redeem all, but not less than all, of the notes, at a redemption price equal to 100% of their principal amount, together with interest accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 30 days nor more than 90 days prior to the date fixed for redemption. Vale Overseas shall not have the right to so redeem the notes in the event it becomes obliged to pay additional amounts which are less than the additional amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, Vale Overseas shall not have the right to so redeem the notes unless it has taken reasonable measures to avoid the obligation to pay additional amounts. In the event that Vale Overseas elects to redeem the notes, it will deliver to the trustee a certificate, signed by an authorized officer, stating that Vale Overseas is entitled to redeem the notes pursuant to their terms and an opinion of independent counsel of recognized standing to the effect that Vale Overseas has or will become obliged to pay additional amounts in excess of the additional amounts payable at the Minimum Withholding Level.

     CVRD and any of its subsidiaries and affiliates may at any time purchase notes in the open market or otherwise at any price. Any purchase by tender shall be made available to all holders alike.

Mergers and Similar Transactions

     Without the consent of the holders of notes, neither Vale Overseas nor CVRD will consolidate with or merge into any other corporation or convey or transfer all or substantially all of the properties or assets, or, in the case of CVRD, it shall not transfer all or substantially all of its mining properties or assets, to any other person unless:

     o the corporation formed by such consolidation or into which Vale Overseas or CVRD is merged or the person which acquires by conveyance or transfer all or substantially all of the properties and assets of Vale Overseas or all or substantially all of the mining properties or assets of CVRD (the "Successor Corporation") shall expressly assume the due and punctual payment of the principal of and interest on all the notes and all other obligations of Vale Overseas or CVRD under the indenture and the notes;

     o immediately after giving effect to such transaction, no Event of Default or Illegality Event with respect to any note shall have occurred and be continuing;

     o Vale Overseas and CVRD have delivered to the trustee a certificate signed by an executive officer of Vale Overseas and an executive officer of CVRD stating that such consolidation, merger, conveyance or transfer complies with this condition and that all conditions precedent herein provided, which relate to such transaction, have been complied with and an opinion of independent counsel of recognized standing as to the legal issues relating thereto; and

     o the Successor Corporation shall expressly agree to withhold against any tax, duty, assessment or other governmental charge thereafter imposed or levied by Brazil, the Cayman Islands, a successor jurisdiction or any political subdivision or authority thereof or therein having power to tax as a consequence of such consolidation, merger, conveyance or transfer with respect to the payment of principal of or interest on the notes, and to pay such additional amounts as may be necessary to ensure that the net amounts receivable by holders of the notes after any such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the notes in the absence of such consolidation, merger, conveyance or transfer; provided however that holders of the notes will not be subject to exceptions and limitations contained in "-- Payment of Additional Amounts", in relation to the successor jurisdiction.

     Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, Vale Overseas or CVRD under the notes with the same effect as if the Successor Corporation had been named as the issuer or guarantor of the notes. If a successor corporation is incorporated in or considered to be resident in a jurisdiction other than Brazil or the Cayman Islands, such jurisdiction shall be referred to as a "successor jurisdiction".

     If the conditions described above are satisfied, neither Vale Overseas nor CVRD will need to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of its properties and assets substantially as an entirety. Also, these conditions will apply only if Vale Overseas or CVRD wish to merge into or consolidate with another person or sell or otherwise dispose of its properties and assets substantially as an entirety.

Vale Overseas and CVRD will not need to satisfy these conditions if Vale Overseas or CVRD enters into other types of transactions, including any transaction in which either Vale Overseas or CVRD acquires the stock or assets of another person, any transaction that involves a change of control of Vale Overseas or CVRD, but in which neither Vale Overseas nor CVRD merges or consolidates, and any transaction in which Vale Overseas or CVRD sells or otherwise disposes of its assets less than substantially as an entirety.

Restrictions on Liens

     CVRD and Vale Overseas have agreed that for so long as any note remains outstanding, CVRD and Vale Overseas will not create or permit to subsist any mortgage, pledge, lien or other charge or encumbrance except for Permitted Liens (as defined below), upon the whole or any part of its assets, present or future, to secure any of its Indebtedness or the Indebtedness of any other person without, at the same time or prior thereto, securing the notes equally and ratably therewith, or providing such other security for the notes as shall be approved by the holders of a majority in principal amount of the outstanding notes.

     "Permitted Liens" means any mortgage, pledge, lien or other charge or encumbrance:

     o granted upon or with regard to any property hereafter acquired by Vale Overseas or CVRD to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that the maximum sum secured thereby shall not exceed the purchase price of such property or the debt incurred solely for the purpose of financing the acquisition of such property;

     o in existence on the date hereof and any extension, renewal or replacement thereof; provided, however, that the total amount of Indebtedness so secured shall not exceed the amount so secured on the date hereof;

     o arising by operation of law, such as tax, merchants', maritime or other similar liens arising in the ordinary course of Vale Overseas' or CVRD's business;

     o arising in the ordinary course of business in connection with the financing of export, import or other trade transactions to secure Indebtedness of Vale Overseas or CVRD;

     o securing or providing for the payment of Indebtedness incurred in connection with any project financing by CVRD; provided that (1) such security shall not extend to any property in existence on the date hereof, to any revenues from such property, or to any proceeds from claims belonging to CVRD which arise from the operation, failure to meet specifications, failure to complete, exploitation, sale or loss of, or damage to, such property in existence on the date hereof ("Proceeds"), (2) such security shall not extend to any property (or to any revenues or Proceeds therefrom) at any project in existence on the date hereof, other than the existing power plant projects named Vitoria Energia, Aimores, Candonga, Funil, Capim Branco I and Capim Branco II, Foz de Chapeco, Santa Isabel, Serra Quebrada and Estreito projects and (3) such security only extends to properties which are the subject of such project financing, to any revenues from such properties, or to any Proceeds from such properties;

     o granted upon or with regard to any present or future asset or property of Vale Overseas or CVRD for the benefit of (i) any Brazilian Governmental credit agency (including, but not limited to the Brazilian National Treasury, Banco Nacional de Desenvolvimento Economico e Social, BNDES Participacoes S.A., Financiadora de Estudos e Projetos and Agencia Especial de Financiamento Industrial); (ii) any Brazilian official financial institutions (including, but not limited to Banco da Amazonia S.A-- BASA e Banco do Nordeste do Brasil S.A.-- BNB); (iii) any international official export-import bank or official export-import credit insurer, or (iv) the International Finance Corporation or any international multilateral or government-sponsored agency;

     o existing on any asset prior to the acquisition thereof by Vale Overseas or CVRD and not created in contemplation of such acquisition;

     o granted upon or with regard to the reserve account, as set forth in the indenture, as supplemented by the first supplemental indenture regarding the notes; or

     o hereafter granted upon or in respect of any asset of Vale Overseas or CVRD other than those referred to above, provided that the aggregate amount of Indebtedness secured pursuant to this bullet point shall not, on the date any such Indebtedness is incurred, exceed an amount equal to 10% of CVRD's stockholders' equity calculated on the basis of CVRD's latest quarterly unaudited or annual audited non-consolidated financial statements (whichever is the most recently prepared) prepared in accordance with accounting principles generally accepted in Brazil and currency exchange rates prevailing on the last day of the period covered by such financial statements).

Provision of Information


     CVRD will file with the trustee copies of its annual report and the information, documents and other reports that it is required to file with the SEC pursuant to Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934.


     If any of Vale Overseas' or CVRD's officers discovers that a default or Event of Default is continuing, Vale Overseas will also file a certificate with the trustee describing the details thereof and the action Vale Overseas is taking or proposes to take.

Restrictive Covenants

     The Indenture contains restrictive covenants in relation to Vale Overseas, including:

     o by CVRD not to make any changes to the constitutive documents of Vale Overseas that would allow Vale Overseas to engage in any business or carry out any activities other than the financing of CVRD Group companies by issuing securities under the indenture and incidental or related activities, except as the trustee may otherwise approve if so directed by the holders of not less than 25% of the principal amount of the notes, or to take any action which could lead to the entry of a decree, order or other action by a court placing Vale Overseas in bankruptcy, liquidation or similar proceeding or otherwise declaring Vale Overseas insolvent; and

     o by Vale Overseas not to (i) incur any indebtedness, other than the notes, a further issuance of securities on the same terms as the notes or the issue of any other securities under the indenture, (ii) engage in any business or carry out any activities other than the financing of CVRD Group companies by issuing securities under the indenture and incidental or related activities, except as the trustee may otherwise approve if so directed by the holders of not less than 25% of the principal amount of the notes, (iii) declare any dividends, have any subsidiaries or employees, purchase, own, lease or otherwise acquire any real property, or consolidate or merge with any other person (other than as provided in the indenture) or (iv) file for, or consent to the filing of, any bankruptcy, liquidation or similar proceeding.

Default, Remedies and Waiver of Default

     You will have special rights if an Event of Default or an Illegality Event with respect to the series of notes you hold occurs and is not cured, as described in this subsection.

     Events of Default

     References to an Event of Default mean any of the following:

     o failure to pay any interest (or additional amounts, if any) on any of the notes on the date when due and such failure shall continue for a period of 30 days; or failure to pay any principal (or additional amounts, if any) on any of the notes on the date when due, taking into account the extension of maturity in case of a Political Risk Event;

     o in relation to CVRD, its Significant Subsidiaries and Vale Overseas: any default or Event of Default occurring and continuing under any agreement, instrument or other document evidencing outstanding Indebtedness in excess of U.S.$50,000,000.00 in aggregate (or its equivalent in other currencies) and such default or Event of Default results in the actual acceleration of such Indebtedness;

     o failure to notify the trustee within five business days of the coming into existence or termination of a Political Risk Event, or notify the trustee one business day prior to each interest payment date during the period when a Political Risk Event is in existence;

     o Vale Overseas or CVRD shall notify the trustee of the existence of a Political Risk Event when a Political Risk Event is not in existence, and such Event of Default will be cause for acceleration of the maturity of the notes upon the affirmative vote of only 10% of the principal amount of the notes then outstanding;

     o any representation or warranty by Vale Overseas or CVRD in the indenture proves to have been incorrect in any material respect when made;

     o Vale Overseas or CVRD shall fail to duly perform or observe any other material covenant or agreement in respect of the notes contained in the indenture or the notes and such failure shall continue for a period of 30 days after it occurs; or

     o Vale Overseas, CVRD or its Significant Subsidiary (i) has a court decree or order in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law, entered against it, or has a court decree or order adjudging it bankrupt or insolvent, or suspending its payments, or approving a petition seeking its reorganization, arrangement, adjustment or composition or appointing a liquidator or other similar official of it or of any substantial part of its property, or ordering its winding up or liquidation, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) commences a voluntary bankruptcy, insolvency, reorganization or other similar proceeding or consents to a decree or order in, or commencement of, an involuntary bankruptcy or the filing or consent to filing of a petition seeking reorganization or consent to the appointment of a liquidator or similar official of it or of any substantial part of its property, or the making of an assignment for the benefit of its creditors, or the admission in writing of its inability to pay its debts generally as they become due.

     Illegality Events

     References to an Illegality Event mean any of the following:

     o any governmental authorization necessary for the performance of any obligation of Vale Overseas or CVRD under the indenture or the notes fails to enter into or come into full force and effect or remain in full force and effect; or

     o it is or will become unlawful for Vale Overseas or CVRD to perform or comply with any one or more of its obligations under any of the notes; or

     o any event occurs which under the laws of Brazil or the Cayman Islands has an analogous effect to any of the events referred to in the first bullet point above;

     provided, however, that if an event which is an Illegality Event is also a Political Risk Event, it shall be treated as a Political Risk Event and not an Illegality Event.

     Remedies if an Event of Default or an Illegality Event Occurs

     Except as provided in the next sentence, if an Event of Default or an Illegality Event has occurred and has not been cured or waived, the trustee at the request of holders of not less than 25% in principal amount of the notes may declare the entire principal amount of the notes to be due immediately and upon any such declaration the principal, accrued interest and additional amounts shall become due. If an Event of Default occurs because of a bankruptcy, insolvency or reorganization relating to Vale Overseas or CVRD (but not any Significant Subsidiary) the entire principal amount of the notes will be automatically accelerated, without any action by the trustee or any holder and any principal, interest or additional amounts will become due. In the event payments of principal under the guaranty have been suspended due to the existence of a Political Risk Event, the accelerated principal of the notes will continue to accrue interest at the otherwise applicable non-default rate of interest, and payments of such accrued interest will continue to be made on each March 8 and September 8 in accordance with the terms and conditions of the notes.

     Each of the situations described above is called an acceleration of the maturity of the notes. If the maturity of the notes is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the notes may cancel the acceleration of the notes, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to the notes have been cured.

     If any Event of Default or Illegality Event occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee receives an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the notes.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

     o you must give the trustee written notice that an Event of Default or Illegality Event has occurred and the Event of Default or Illegality Event has not been cured or waived,

     o the holders of not less than 25% in principal amount of the notes must make a written request that the trustee take action with respect to the notes because of the default and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action, and

     o the trustee must not have taken action for 60 days after the above steps have been taken, and during those 60 days, the holders of a majority in principal amount of the notes must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the notes.

     You are entitled, however, at any time to bring a lawsuit for the payment of money due on your note on or after its due date and which was not paid in full by Vale Overseas or CVRD or by application of sums in the reserve account or available under letters of credit.

     Book-entry and other indirect holders should consult their bank or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

     Waiver of Default

     The holders of not less than a majority in principal amount of the notes may waive a default for the notes. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on any note, however, without the approval of the particular holder of that note.

Modification and Waiver of Covenants

     There are four types of changes Vale Overseas and CVRD can make to the indenture and the notes. A supplemental indenture will be prepared if noteholder approval is required. The Luxembourg Stock Exchange will be notified of any change regardless of whether noteholder approval is required.

     Changes Requiring Each Holder's Approval

     First, there are changes that cannot be made without the approval of each holder of the notes. Those types of changes are:

     o a change in the stated maturity for any principal or interest payment on the notes,

     o a reduction in the principal amount, the interest rate or the redemption price for the notes,

     o    a change in the obligation to pay additional amounts,

     o    a change in the currency of any payment on the notes,

     o    a change in the place of any payment on the notes,

     o an impairment of the holder's right to sue for payment of any amount due on its notes,

     o a reduction in the percentage in principal amount of the notes needed to change the indenture or the notes,

     o any change to the terms of payment from, or control over, the reserve account, including a reduction in the amount initially deposited in the reserve account, except as allowed under the terms of the notes,

     o a release of the collateral while any of the notes or the exchange notes remain outstanding,

     o a reduction in the percentage in principal amount of the notes needed to waive its compliance with the indenture or to waive defaults, and

     o a reduction in the percentage in principal amount of the notes needed for the adoption of a resolution or the formation of a quorum for meetings of holders.

     Changes Not Requiring Approval

     Second, there are changes that do not require any approval by holders of notes. This type of change is limited to clarifications and changes that would not adversely affect the notes in any material respect.

     Changes Requiring Majority Approval

     Most other changes to the indenture and the notes must be approved by the holders of a majority in principal amount of the notes. The required approval must be given by written consent.

     The same majority approval would be required for Vale Overseas or CVRD to obtain a waiver of any of its covenants in the indenture. Their covenants include the promises Vale Overseas and CVRD make about merging and creating liens on their assets, which are described above under "-- Mergers and Similar Transactions" and "-- Restrictions on Liens". If the holders approve a waiver of a covenant, Vale Overseas and CVRD will not have to comply with it. The holders, however, cannot approve a waiver of any provision in the notes or the indenture, as it affects any note, that Vale Overseas and CVRD cannot change without the approval of the holder of that note as described above in "-- Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

     Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if Vale Overseas or CVRD seek to change the indenture or the notes or request a waiver.

     Changes Requiring Approval of 25% of the Holders

     The holders of 25% of the notes may approve certain changes involving restrictions on Vale Overseas' ability to conduct business.

Special Rules for Action by Holders

     When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, Vale Overseas will apply the following rules.

     Only Outstanding Notes are Eligible

     Only holders of outstanding notes will be eligible to participate in any action by holders. Also, Vale Overseas will count only outstanding notes in determining whether the various percentage requirements for taking action have been met. For these purposes, a note will not be "outstanding" if it has been surrendered for cancellation or if Vale Overseas has deposited or set aside, in trust for its holder, money for its payment or redemption; provided, however, that notes held by Vale Overseas, CVRD or their affiliates are not considered outstanding.

     Determining Record Dates for Action by Holders

     Vale Overseas will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If Vale Overseas or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that Vale Overseas specifies for this purpose, or that the trustee specifies if it sets the record date. Vale Overseas or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any Global Notes may be set in accordance with procedures established by the depositary from time to time.

Payment Mechanics

     Who Receives Payment

     For interest due on the interest payment dates, Vale Overseas will pay the interest to the holder in whose name the note is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, Vale Overseas will pay the interest to the person or entity entitled to receive the principal of the note. For principal due on the notes at maturity, Vale Overseas will pay the amount to the holders of the notes against surrender of the notes at the proper place of payment.

     Regular Record Dates for Interest

     The regular record dates relating to the interest payment dates for the notes are February 21 for each March 8 and August 24 for each September 8. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 p.m., New York City time, on that day.

     How Vale Overseas Will Make Payments

     Vale Overseas will make payments on the notes in accordance with the applicable rules of the depositary, Clearstream and Euroclear from time to time. Under those policies, Vale Overseas will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a Global Note. An indirect holder's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

     Payment When Offices Are Closed

     If any payment is due on the notes on a day that is not a business day, Vale Overseas will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the notes or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

     References to a business day mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or Rio de Janeiro generally are authorized or obligated by law, regulation or executive order to close. With respect to notes in certificated form, the reference to business day will also mean a day on which banking institutions generally are open for business in the location of each office of a transfer agent, but only with respect to a payment or other action to occur at that office.

     Transfer Agent

     Vale Overseas may appoint one or more financial institutions to act as its transfer agents, at whose designated offices the notes in certificated form must be surrendered before payment is made at their maturity. Each of those offices is referred to as a transfer agent. The initial transfer agent is J.P. Morgan Bank Luxembourg S.A. Vale Overseas may add, replace or terminate transfer agents from time to time, provided that if any notes are issued in certificated form, so long as such notes are outstanding, Vale Overseas will maintain a transfer agent in Luxembourg, for so long as any notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange require it, and in New York City. Vale Overseas may also choose to act as its own transfer agent. Initially, Vale Overseas has appointed the trustee, at its corporate trust office in New York City, as a transfer agent. Vale Overseas must notify you of changes in the transfer agents pursuant to the provisions described under "-- Notices."

     Unclaimed Payments

     All money paid by Vale Overseas to the trustee that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to Vale Overseas. After that two-year period, the holder may look only to Vale Overseas and CVRD for payment and not to the trustee, any other transfer agent or anyone else.

Notices

     As long as notes in global form are outstanding, notices to be given to holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If Vale Overseas issues notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. For so long as any notes are listed on the Luxembourg Stock Exchange and in accordance with the rules and regulations of the Luxembourg Stock Exchange, Vale Overseas will publish all notices to holders in a newspaper with general circulation in Luxembourg, which is expected to be the Luxemburger Wort.

     Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Governing Law

     The indenture and the notes will be governed by the laws of the State of New York. Vale Overseas and CVRD will in the indenture agree that any legal suit, action or proceeding arising out of or relating to the indenture and the notes may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and will designate agents upon which process may be served.

Prescription Period

     Claims for payment of principal in respect of the notes shall be prescribed upon the expiration of 10 years, and claims for payment of interest in respect of the notes shall be prescribed upon the expiration of 5 years, in each case from the Relevant Date (as defined below) thereof.

     The "Relevant Date" in respect of any payment means the date on which such payment first becomes due or (if the full amount of the monies payable has not been received by the trustee on or prior to such due date) the date on which notice is given to the holders that such monies have been so received.

Relationships with the trustee

     JPMorgan Chase Bank is serving as the trustee for the notes. JPMorgan Chase Bank and its affiliates may from time to time have other business relationships with Vale Overseas, CVRD and their affiliates.

                               THE EXCHANGE OFFER

     In the registration rights agreement among Vale Overseas, CVRD and the initial purchasers of the old securities, Vale Overseas agreed to cause the exchange offer to be completed on or prior to September 8, 2002.

     The registration rights agreement provides that, in the event Vale Overseas fails to cause the exchange offer to be completed by September 8, 2002, we will be required to pay additional interest on the old securities over and above the regular interest on the securities. Once the exchange offer is completed, Vale Overseas will no longer be required to pay additional interest on the old securities.

     The exchange offer is not being made to, nor will tenders for exchange be accepted from, holders of old securities in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer; Period for Tendering Old Securities

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, Vale Overseas will accept for exchange old securities which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

     o When you tender to Vale Overseas old securities as provided below, its acceptance of the old securities will constitute a binding agreement between you and Vale Overseas upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

     o For each $1,000 principal amount of old securities surrendered to Vale Overseas in the exchange offer, Vale Overseas will give you $1,000 principal amount of new securities.

     o Vale Overseas will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that Vale Overseas first mails notice of the exchange offer to the holders of the old securities. Vale Overseas is sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of old securities at their addresses listed in the trustee's security register with respect to the old securities.


     o The exchange offer expires at 5:00 p.m., New York City time, on August 15, 2002; provided, however, that Vale Overseas, in its sole discretion, may extend the period of time for which the exchange offer is open. The term "expiration date" means August 15, 2002 or, if extended by Vale Overseas, the latest time and date to which the exchange offer is extended.


     o As of the date of this prospectus, $300,000,000 in aggregate principal amount of the old securities were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old securities being tendered.

     o Vale Overseas' obligation to accept old securities for exchange in the exchange offer is subject to the conditions described in the section called "Conditions to the Exchange Offer" below.

     o Vale Overseas expressly reserves the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old securities, by giving oral (promptly confirmed in writing) or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old securities previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old securities not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     o Vale Overseas expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any old securities that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer" are not satisfied.

     o Vale Overseas will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old securities as promptly as practicable. If Vale Overseas extends the expiration date, Vale Overseas will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which Vale Overseas may choose to make any public announcement and subject to applicable law, Vale Overseas will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

     o Holders of old securities do not have any appraisal or dissenters' rights in connection with the exchange offer.

     o Old securities which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.


     o Vale Overseas intends to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.


     o By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to Vale Overseas. See "-- Resales of the New Securities."

   Important rules concerning the exchange offer

     You should note that:

     o All questions as to the validity, form, eligibility, time of receipt and acceptance of old securities tendered for exchange will be determined by Vale Overseas in its sole discretion, which determination shall be final and binding.

     o Vale Overseas reserves the absolute right to reject any and all tenders of any particular old securities not properly tendered or to not accept any particular old securities which acceptance might, in its judgment or the judgment of our counsel, be unlawful.

     o Vale Overseas also reserves the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old securities either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old securities in the exchange offer. Unless Vale Overseas agrees to waive any defect or irregularity in connection with the tender of old securities for exchange, you must cure any defect or irregularity within any reasonable period of time as Vale Overseas shall determine.

     o Vale Overseas' interpretation of the terms and conditions of the exchange offer as to any particular old securities either before or after the expiration date shall be final and binding on all parties.

     o Neither Vale Overseas, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old securities for exchange, nor shall any of them incur any liability for failure to give any notification.

Procedures for Tendering Old Securities

   What to submit and how

     If you, as the registered holder of an old security, wish to tender your old securities for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to JPMorgan Chase Bank at the address set forth below under "Exchange Agent" on or prior to the expiration date.

     In addition,

     (1) certificates for old securities must be received by the exchange agent along with the letter of transmittal, or

     (2) a timely confirmation of a book-entry transfer of old securities, if such procedure is available, into the exchange agent's account at the Depository Trust Company, or DTC, using the procedure for book-entry transfer described below, must be received by the exchange agent on or prior to the expiration date or

     (3) you must comply with the guaranteed delivery procedures described below.

     The method of delivery of old securities, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old securities should be sent to Vale Overseas.

   How to sign your letter of transmittal and other documents

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old securities being surrendered for exchange are tendered

     (1) by a registered holder of the old securities who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

     (2) for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

     o a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or

     o a commercial bank or trust company having an office or correspondent in the United States

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old securities, the old securities must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old securities and with the signature guaranteed.

     If the letter of transmittal or any old securities or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by Vale Overseas, proper evidence satisfactory to Vale Overseas of its authority to so act must be submitted.

Acceptance of Old Securities for Exchange; Delivery of New Securities

     Once all of the conditions to the exchange offer are satisfied or waived, Vale Overseas will accept, promptly after the expiration date, all old securities properly tendered and will issue the new securities promptly after acceptance of the old securities. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, Vale Overseas' giving of oral (promptly confirmed in writing) or written notice of its acceptance to the exchange agent will be considered its acceptance of the exchange offer.

     In all cases, Vale Overseas will issue new securities in exchange for old securities that are accepted for exchange only after timely receipt by the exchange agent of:

     o    certificates for old securities, or

     o a timely book-entry confirmation of transfer of old securities into the exchange agent's account at DTC using the book-entry transfer procedures described below, and

     o    a properly completed and duly executed letter of transmittal.

     If Vale Overseas does not accept any tendered old securities for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing old securities in a greater principal amount than you wish to exchange, Vale Overseas will return any unaccepted or non-exchanged old securities without expense to the tendering holder or, in the case of old securities tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described below, non-exchanged old securities will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the old securities at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old securities by causing DTC to transfer old securities into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the old securities so tendered will only be made after timely confirmation of book-entry transfer of old securities into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering old securities that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that Vale Overseas may enforce the agreement against that participant.

     Although delivery of old securities may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu thereof, must in any case be delivered to and received by the exchange agent at its address listed under "-- Exchange Agent" on or prior to the expiration date.

     If your old securities are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your securities of your intention to tender your old securities or not tender your old securities. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of securities until the exchange agent receives a letter of transmittal or an agent's message in lieu thereof, and a book-entry confirmation from DTC with respect to your securities. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

     If you are a registered holder of old securities and you want to tender your old securities but your old securities are not immediately available, or time will not permit your old securities to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

     (1) the tender is made through an eligible institution,

     (2) on or prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by Vale Overseas, stating:

     o    the name and address of the holder of old securities

     o    the amount of old securities tendered

     o the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered old securities, in proper form for transfer, or a book- entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

     (3) the certificates for all physically tendered old securities, in proper form for transfer, or a book-entry confirmation, as the case may be, together with the Letter of Transmittal and any other document required by the Letter of Transmittal or an agent's message in lieu thereof, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     You can withdraw your tender of old securities at any time on or prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "Exchange Agent." Any notice of withdrawal must specify:

     o the name of the person having tendered the old securities to be withdrawn,

     o    the old securities to be withdrawn

     o    the principal amount of the old securities to be withdrawn

     o if certificates for old securities have been delivered to the exchange agent, the name in which the old securities are registered, if different from that of the withdrawing holder

     o if certificates for old securities have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution.

     o if old securities have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old securities and otherwise comply with the procedures of that facility.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by Vale Overseas, and its determination shall be final and binding on all parties. Any old securities so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

     If you have properly withdrawn old securities and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for Tendering Old Securities" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, Vale Overseas will not be required to accept for exchange, or to issue new securities in exchange for, any old securities and may terminate or amend the exchange offer, if at any time before the acceptance of old securities for exchange or the exchange of the new securities for old securities, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

     That condition is for the sole benefit of Vale Overseas and may be asserted by Vale Overseas regardless of the circumstances giving rise to that condition. Vale Overseas' failure at any time to exercise the foregoing rights shall not be considered a waiver by Vale Overseas of that right. Vale Overseas' rights described in the prior paragraph are ongoing rights which Vale Overseas may assert at any time and from time to time.

     In addition, Vale Overseas will not accept for exchange any old securities tendered, and no new securities will be issued in exchange for any old securities, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

     JPMorgan Chase Bank has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

                                  Deliver To:

                      JPMorgan Chase Bank, Exchange Agent
                        450 West 33rd Street, 15th Floor
                            New York, New York 10001
                       Attn: Institutional Trust Services

                            Facsimile Transmissions:
                        (212) 946-8177 or (212) 946-8178

                            To Confirm by Telephone
                              or for Information:
                                 (212) 946-3028

     Delivery to an address other than as listed above or transmission of the Letter of Transmittal via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by Vale Overseas' officers, regular employees and affiliates. Vale Overseas will not pay any additional compensation to any of its officers and employees who engage in soliciting tenders. Vale Overseas will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, Vale Overseas will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by Vale Overseas. Vale Overseas estimates that such expenses will be approximately US$250,000.

Transfer Taxes

     Holders who tender their old securities for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new securities in the name of, or request that old securities not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Securities


     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new securities would in general be freely transferable after the exchange offer without further registration under the Securities Act of 1933. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.


     However, any purchaser of old securities who is an "affiliate" of Vale Overseas or CVRD or who intends to participate in the exchange offer for the purpose of distributing the new securities

     (1) will not be able to rely on the interpretation of the staff of the SEC,

     (2) will not be able to tender its old securities in the exchange offer and


     (3) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.


     By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the old securities will represent that:

     (1) it is not an "affiliate" of Vale Overseas or CVRD;

     (2) any new securities to be received by it were acquired in the ordinary course of its business; and


     (3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the "distribution," within the meaning of the Securities Act of 1933, of the new securities.

     In addition, in connection with any resales of new securities, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act of 1933. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new securities, other than a resale of an unsold allotment from the original sale of the old securities, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, Vale Overseas is required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new securities.



                MATERIAL TAX CONSEQUENCES OF THE EXCHANGE OFFER


     In the opinion of Davis Polk & Wardwell, United States counsel for the issuer, the exchange of old securities for new securities in the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old security for a new security in the exchange offer, the holder will have the same adjusted basis and holding period in the new security as in the old security immediately before the exchange. In the opinion of Walkers, Cayman Islands counsel for the issuer, the exchange offer will not result in any Cayman Islands income tax consequences to holders. In the opinion of Francisco Rohan de Lima, Esq., CVRD's general counsel, the exchange offer will not result in any Brazilian income tax consequences to holders.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives new securities for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for old securities where old securities were acquired as a result of market-making activities or other trading activities. Vale Overseas and CVRD have agreed that, for a period of 180 days after the expiration date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new securities received by it in exchange for old securities.

     Neither Vale Overseas nor CVRD will receive any proceeds from any sale of new securities by broker-dealers.

     New securities received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions

     o    in the over-the-counter market

     o    in negotiated transactions

     o    through the writing of options on the new securities or

     o    a combination of those methods of resale

     at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

     Any resale may be made:

     o    directly to purchasers or

     o to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new securities.


     Any broker-dealer that resells new securities that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new securities may be considered to be an "underwriter" within the meaning of the Securities Act of 1933. Any profit on any resale of those new securities and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. Vale Overseas has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities, including any broker-dealers, against some liabilities, including liabilities under the Securities Act of 1933.

                         VALIDITY OF THE NEW SECURITIES

     The validity of the new securities will be passed upon for Vale Overseas and CVRD by Davis Polk & Wardwell, New York, New York. Certain matters of Cayman Islands law relating to the new securities will be passed upon by Walkers, Cayman Islands counsel for CVRD and Vale Overseas. Certain matters of Brazilian law relating to the new securities will be passed upon by Francisco Rohan de Lima, Esq., CVRD's general counsel.



                                    EXPERTS


     CVRD's consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 are incorporated by reference in this prospectus in reliance upon the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of certain of our subsidiaries and affiliates, not separately incorporated by reference in this prospectus, have been audited by various independent accountants other than PricewaterhouseCoopers Auditores Independentes. The companies and periods covered by these audits are indicated in the individual accountants' reports appearing in our Annual Report on Form 20-F for the year ended December 31, 2001. These financial statements, to the extent they have been included in our consolidated financial statements, have been included in reliance on the reports of the various independent accountants given on the authority of said firms as experts in auditing and accounting.

     Among the audit reports included in our Annual Report on Form 20-F for the year ended December 31, 2001, which is incorporated by reference in this prospectus, are those relating to the financial statements of our affiliates Companhia Hispano-Brasileira de Pelotizacao - Hispanobras, Companhia Italo-Brasileira de Pelotizacao - Itabrasco and Mineracao Rio do Norte S.A. These audit reports were issued by Arthur Andersen S/C, the former Brazilian affiliate of Arthur Andersen LLP. We have been informed that Arthur Andersen S/C no longer has employees in Brazil, and despite our reasonable efforts we have not been able to obtain the consent of Arthur Andersen S/C to incorporate these audit reports by reference into the registration statement. An investor's right to sue an "expert", such as an accountant, under Section 11 of the Securities Act of 1933 for material misstatements and omissions in the parts of the registration statement prepared or certified by the expert, is conditioned on that expert having consented to being named in the registration statement. As a result, it may not be possible to sue Arthur Andersen S/C under Section 11 of the Securities Act of 1933 on the basis of material misstatements and omissions in the parts of the registration statement prepared or certified by Arthur Andersen S/C.

     We have engaged AMEC Engineering and Construction Services, or AMEC (formerly MRDI), experts in geology, mining and ore reserve determination, to perform an audit of our estimates of proven and probable reserves and mine life at December 31, 2000. The estimates of proven and probable reserves and mine life incorporated by reference herein have been audited and verified by AMEC, which has indicated that our proven and probable reserves have been estimated in accordance with good engineering practices, using current reasonable cost estimates. Reserves classified as "other mineral deposits" have not been audited by AMEC.

     Vale Overseas' balance sheet at December 31, 2001 is included in this prospectus in reliance upon the report of PricewaterhouseCoopers Auditores Independentes, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to CVRD's unaudited interim condensed consolidated financial information at and for the three months ended March 31, 2002 and 2001 and to Vale Overseas' unaudited interim financial information at and for the three months ended March 31, 2002, PricewaterhouseCoopers Auditores Independentes reported that they have applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they did not express an opinion on such unaudited information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers Auditores Independentes is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on such interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers Auditores Independentes within the meaning of Sections 7 and 11 of the Securities Act of 1933.

           ENFORCEMENT OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Vale Overseas


     Vale Overseas has been advised by its Cayman Islands counsel, Walkers, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will, based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, recognize and enforce a foreign judgment of a court having jurisdiction over the defendant according to Cayman Islands conflict of law rules, if such judgment is final, for a liquidated sum not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters and was not obtained in a manner, and is not of a kind the enforcement of which is, contrary to natural justice, statute or the public policy of the Cayman Islands. There is doubt, however, as to whether the courts of the Cayman Islands will (i) recognize or enforce judgments of United States courts predicated upon the civil liability provisions of the securities laws of the United States or any State thereof, or (ii) in original actions brought in the Cayman Islands, impose liabilities upon the civil liability provisions of the securities laws of the United States or any State thereof, on the grounds that such provisions are penal in nature.


     A Cayman Islands' court may stay proceedings if concurrent proceedings are being brought elsewhere.

CVRD

     We are organized under the laws of Brazil and substantially all of our assets are located outside of the United States. The majority of our directors and executive officers and certain experts named in this prospectus reside outside of the United States and substantially all of the assets of such persons are located outside the United States. As a result, it may not be possible (or may be difficult) for investors to effect service of process upon us or such persons within the United States or to enforce against us or them judgments obtained in U.S. courts, including those predicated upon the civil liability provisions of the federal securities laws of the United States.


     We have been advised by Francisco Rohan de Lima, Esq., our general counsel, that a judgment of a U.S. court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil against us and our directors and executive officers and certain of the experts named herein without reconsideration of the merits, upon confirmation of that judgment by the Brazilian Federal Supreme Court. Such confirmation, generally, will be available if the foreign judgment (i) is for a payment of a sum certain, (ii) fulfills all formalities required for its enforceability under the laws of the United States, (iii) is issued by a competent court after proper service of process, (iv) is not subject to appeal, (v) is authenticated by a Brazilian consular office in the United States and is accompanied by a sworn translation in Portuguese and (vi) does not violate Brazilian national sovereignty, public policy or "good morals" (as set forth in Brazilian law). We have also been advised by our General Counsel that (i) original civil actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that Brazilian courts may enforce such liabilities in such actions against us and our directors and executive officers and certain of the experts named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy and provided further that Brazilian courts can assert jurisdiction over the particular action) and (ii) the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant is limited by provisions of Brazilian law. In addition, a plaintiff (whether Brazilian or non-Brazilian) that resides outside Brazil during the course of the litigation in Brazil must provide a bond to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil.

                    (This page was intentionally left blank)

                     [Outside back page of the prospectus]

             INDEX TO FINANCIAL STATEMENTS OF VALE OVERSEAS LIMITED

Index to Financial Statements................................................F-1

Report of PricewaterhouseCoopers Auditores Independentes dated
  March 26, 2002 ............................................................F-3

Balance Sheet at December 31, 2001...........................................F-4

Notes to Balance Sheet at December 31, 2001..................................F-5

Limited Review Report of PricewaterhouseCoopers Auditores Independentes
  dated May 6, 2002 .........................................................F-7

Balance Sheets at March 31, 2002 and at December 31, 2002....................F-8

Statement of Operations and Changes in Retained Earnings for the Three
  Months Ended March 31, 2002................................................F-9

Notes to the Financial Statements at March 31, 2002.........................F-11

Vale Overseas Limited
Balance Sheet
at December 31, 2001
and Report of Independent Accountants

Report of Independent Accountants




To the Board of Directors and Stockholders
Vale Overseas Limited


In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Vale Overseas Limited at December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.



March 26, 2002

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

Vale Overseas Limited

Balance sheet at December 31
Expressed in thousands of U.S. dollars
-------------------------------------------------------------------------------


Assets                                                          2001
                                                               ------

Current assets
   Cash and cash equivalent                                    1,000
                                                               -----
                                                               1,000
                                                               =====

Liabilities


Stockholders' equity
   Common stock (1,000 common shares
       of a par value of US$1.00 each)                         1,000
                                                               -----
                                                               1,000
                                                               =====


   The accompanying notes are an integral part of these financial statements.

Vale Overseas Limited

Notes to the Balance Sheet
at December 31, 2001
-------------------------------------------------------------------------------


1    Operations

     Vale Overseas Limited ( the "Company"), located in the Cayman Islands, was constituted in April, 2001 as a wholly-owned subsidiary of Companhia Vale do Rio Doce and operates principally as finance company.

2    Presentation of financial statements

     The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The transactions are accounted for in United States dollars and are tax exempt.

3    Cash and cash equivalents

     Cash and cash equivalents are denominated in U.S. dollars and represented, by short-term bank deposits.

4    Subsequent event

     On March 8, 2002, the Company issued US$ 300,000,000 of 8.625% Enhanced Guaranteed Notes due March 8, 2007 Unconditionally Guaranteed by Companhia Vale do Rio Doce.


                                   *   *   *

Vale Overseas Limited
Financial Statements at
March 31, 2002
and Report of Independent Accountants

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
and Stockholders of Vale Overseas Limited



We have reviewed the accompanying unaudited balance sheet of Vale Overseas Limited as of March 31, 2002, and the unaudited statement of operation, and change in retained earnings and cash flows for the three-month period ended March 31, 2002. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Vale Overseas Limited as of December 31, 2001. In our report dated March 26, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2001, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.




/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes


Rio de Janeiro, Brazil
May 6, 2002

Vale Overseas Limited
Balance Sheets
Expressed in thousands of U.S. dollars

                                                            March 31,      December 31,
                                                                 2002              2002
                                                          -----------      ------------
                                                          (Unaudited)        (Unaudited)
Assets

Current assets
Cash and cash equivalents.............................              3               1

Loans and advances to related parties
  Itabira International Company Ltd - ITACO...........          1,581               -
Deferred costs related to long term debt..............            851               -
                                                              -------          ------
                                                                2,435               1
                                                              -------          ------
Other assets

Loans to related parties
  Itabira International Company Ltd - ITACO...........        295,825               -
Deferred costs related to long term debt..............          3,352               -
                                                              -------          ------
TOTAL.................................................        301,612               1
                                                              =======          ======
Liabilities and stockholders' equity

Current liabilities

Advances from related parties
  Rio Doce Finance Ltd................................             32               -
Interest on long-term debt............................          1,581               -
                                                              -------          ------
                                                                1,613               -
                                                              -------          ------

Long-term liabilities

  Long-term debt......................................        300,000               -
                                                              -------          ------

Stockholders' equity

  Paid-in capital.....................................              1               1
  Retained earnings...................................             (2)              -
                                                              -------          ------
                                                                   (1)              1
                                                              -------          ------
TOTAL.................................................        301,612               1
                                                              =======          ======


                       See notes to financial statements

Vale Overseas Limited
Statement of Operations and changes in Retained Earnings
Expressed in thousands of U.S. dollars
(except share data)

                                                             Three months ended
                                                                 March 31, 2002
                                                             ------------------
                                                                    (unaudited)

Operating expenses
General and administrative...................................               (2)

Non-operating income (expense)
Interest expense.............................................           (1,633)
Interest Income..............................................            1,633

                                                                     ---------
Net loss for the period......................................               (2)
                                                                     =========

Retained earnings
Beginning of period..........................................                -
Net loss for the period......................................               (2)
                                                                     ---------
End of period................................................               (2)
                                                                     =========

Basic loss per share.........................................            (1.94)
Weighted average number of common shares outstanding.........            1,000

                       See notes to financial statements

Vale Overseas Limited
Statement of Cash Flows
Expressed in thousands of U.S. dollars

                                                          Three months period
                                                          ended March 31,2002
                                                          -------------------
                                                                  (unaudited)

Cash flows from operating activities:
Net loss for the period..................................                 (2)
Decrease (increase) in assets:
  Advances to related parties............................             (1,581)
  Deferred costs related to long term debt...............                (28)
Increase (decrease) in liabilities:
  Advances from related parties..........................                 32
  Interest on long-term debt.............................              1,581
                                                                   ---------
Net cash provided by operating activities................                  2
                                                                   ---------

Cash flows from investing activities
  Loans to related parties...............................           (295,773)
                                                                   ---------
Net cash used in investing activities....................           (295,773)
                                                                   ---------

Cash flows from financing activities
  Payment of capital.....................................                  -
  Long-term debt.........................................            295,773
                                                                   ---------
Net cash provided by financing activities................            295,773
                                                                   ---------

  Increase in cash and cash equivalents..................                  2
  Cash and cash equivalents, beginning of year/period....                  1
                                                                   ---------
  Cash and cash equivalents, end of year/period..........                  3
                                                                   =========

Non-cash transactions:
  Debt issue costs.......................................              4,203

                       See notes to financial statements

Vale Overseas Limited
Notes to the Financial Statements
(Expressed in thousands of U.S. dollars, unless otherwise stated)


1    The Company and its operations

     Vale Overseas Limited (the "Company"), located in the Cayman Islands, was constituted in April, 2001 as a wholly-owned subsidiary of Companhia Vale do Rio Doce and operates principally as finance company.

2    Summary of significant accounting policies

     Our interim financial information as of March 31, 2002 and for the period of three months ended March 31, 2002 is unaudited. However, in our management's opinion, such financial information includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for interim periods. The results of operations for the three-month period ended March 31, 2002 is not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2002.

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). In preparing the financial statements, the use of estimates is required to account for certain assets, liabilities and transactions; actual results may vary from the estimates. Significant accounting practices are described below:


(a)  Income and expenses

     Income and expenses are recognized on the accrual basis.

(b)  Income tax

     The Company's operations are exempt of taxes in the Cayman Islands.

(c)  Statement of cash flows

     Short-term investments that have a ready market and maturity to the Company, when purchased, of 90 days or less are considered cash equivalents.

(d)  Loss per share

     Basic earnings per share are computed by dividing net loss by the weighted average number of shares outstanding during the period.

3    Cash and cash equivalents

     Cash and cash equivalents were all denominated in U.S. dollars and were represented by short-term bank deposits.

4    Long-term debt

     Long-term debt consists of 8.625% enhanced guaranteed notes due March 8, 2007, unconditionally guaranteed by Companhia Vale do Rio Doce (CVRD).

     The Company and CVRD agreed to register the long-term debt under the U.S. Securities Act of 1933 to be declared effective for an offer to exchange notes for a new issue of registered notes and for resale. If the registration is not effective on September 8, 2002, Vale Overseas will be required to pay additional interest on the notes equal to 0.25% per annum and pay further additional interest on the notes equal to 0.25% per annum if the same is not effective by December 8, 2002. The additional interest will be payable on the notes until the earlier of the effectiveness of the resale registration statement or the notes becoming freely tradable under the Securities Act.

     The loan obtained imposes certain limitations on the Company with respect to the incurrence of liens, indebtedness and mergers


5    Related party transactions

     At March 31, 2002 the long term loan receivable of US$ 295,825 thousand from Itabira International Company, a subsidiary of CVRD, has the same terms and maturities as the long-term debt obtained in the same amount.


6    Stockholders' equity

     The authorized capital by the immediate parent company CVRD is US$ 1 thousand, composed of 1,000 shares of US$ 1.00 each.





                                   * * * * *

         INDEX TO LIMITED REVIEW REPORTS FROM INDEPENDENT ACCOUNTANTS
                 REFERENCED IN CVRD'S INTERIM FINANCIAL STATEMENTS

Report of Deloitte Touche Tohmatsu dated April 22, 2002 with respect to the financial statements of Albras for the three-month periods ended March 31, 2002 and 2001................................... B-2

Report of Deloitte Touche Tohmatsu dated April 22, 2002 with respect to the financial statements of Alunorte for the three month periods ended March 31, 2002 and 2001............................. B-3

Report of KPMG Auditores Independentes dated April 22, 2002 with respect to the financial statements of Bahia Sul Celulose S.A.
   for the three month period ended March 31, 2001......................... B-4

Report of Deloitte Touche Tohmatsu dated April 26, 2002 with respect to the financial statements of Cenibra for the three month periods ended March 31, 2002 and 2001............................. B-5

Report of Deloitte Touche Tohmatsu dated April 23, 2002 with respect to the financial statements of Docenave for the three month periods ended March 31, 2002 and 2001............................. B-6

Report of Deloitte Touche Tohmatsu dated April 23, 2002 with respect to the financial statements of Docepar for the three months periods ended March 31, 2002 and 2001............................ B-7

Report of Deloitte Touch Tohmatsu dated April 19, 2002 with
   respect to the financial statements of Kobrasco for the three month periods ended March 31, 2002 and 2001............................. B-8

Reports of Deloitte Touche Tomahtsu dated April 19, 2002 with respect to the financial statements of Nibrasco for the three month periods ended March 31, 2002 and 2001............................. B-10

Report of Deloitte Touche Tohmatsu dated May 3, 2002 with respect to the financial statements of Sibra for the three month periods ended March 31, 2002 and 2001........................................... B-11

Report of KPMG Auditores Independentes dated April 12, 2002 with respect to the financial statements of Valesul Aluminio S.A. for the three month periods ended March 31, 2002 and 2001................... B-12

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

To the Directors and Stockholders of
ALBRAS - Aluminio Brasileiro S.A.
Barcarena - PA

We have reviewed the accompanying condensed balance sheet of ALBRAS - Aluminio Brasileiro S.A. as of March 31, 2002 and the related condensed statements of operations and changes in stockholders' equity for the three-month periods ended March 31, 2002 and 2001 (all expressed in United States dollars). These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of ALBRAS - Aluminio Brasileiro S.A. as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 24, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2001 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.


/s/ DELOITTE TOUCHE TOHMATSU

April 22, 2002

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

To the Directors and Stockholders of
Alunorte - Alumina do Norte do Brasil S.A.
Barcarena - PA

We have reviewed the accompanying condensed balance sheet of Alunorte - Alumina do Norte do Brasil S.A. as of March 21, 2002 and the related condensed statements of operations, changes in stockholders' equity and cash flows for the three-month periods ended March 31, 2002 and 2001 (all expressed in United States dollars). These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of apply analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Alunorte - Alumina do Norte do Brasil S.A. as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated January 24, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2001 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/s/ DELOITTE TOUCHE TOHMATSU

April 22, 2002

KPMG

KPMG Auditores Independentes


Mail address            Office address                     Central tel 55 (11) 3067.3000
Caixa Postal 2467       R. Dr. Renato Paes de Barros, 33   Fax National (11) 3079.3752
01060-970 Sao Paulo SP  04530-804 Sao Paulo SP             International 55 (11) 3079.2916
Brasil                  Brasil


Independent auditors' report


The Board of Directors and Shareholders of
Bahia Sul Celulose S.A.


We have audited the accompanying consolidated balance sheets of Bahia Sul Celulose S.A. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, shareholders' equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bahia Sul Celulose S.A. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


Sao Paulo, Brazil
February 6, 2001

/s/   KPMG Auditores Independentes

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu


INDEPENDENT ACCOUNTS' REVIEW REPORT
-----------------------------------

To the Shareholders and Directors of
Celulose Nipo-Brasileira S/A - CENIBRA
Belo Oriente/MG
---------------


We have reviewed the accompanying consolidated balance sheets of Celulose Nipo-Brasileira S/A - CENIBRA as of March 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three-month periods then ended (all expressed in United States dollars). These consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.


/S/ DELOITTE TOUCHE TOHMATSU

April 26, 2002

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

To the Board of Directors and Stockholders of Navegacao Vale do Rio Doce S.A. - DOCENAVE
Rio de Janeiro - RJ
Brazil

We have reviewed the accompanying condensed balance sheet of Navegacao Vale do Rio Doce S.A. - DOCENAVE as of March 31, 2002 and the related consolidated statements of operations and changes in stockholders' equity for the three-month periods ended March 31, 2002 and 2001 (all expressed in United States dollars). These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The statements of cash flows for the three-month periods ended March 31, 2002 and 2001 and the notes to the financial statements have not been presented; we believe that this information is required to be presented in order that the financial statements be performed in conformity with accounting principles generally accepted in the United States of America.

Based on our reviews, with the exception of the matter described in the preceding paragraph, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Navegacao Vale do Rio Doce S.A. - DOCENAVE as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 25, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2001 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/S/ DELOITTE TOUCHE TOHMATSU

April 23, 2002

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

To
The Board of Directors and Stockholders of
DOCEPAR S.A.
Rio de Janeiro - RJ
Brazil

We have reviewed the accompanying balance sheet of DOCEPAR S.A.as of March 31, 2002 and the related statements of operations and changes in stockholders' deficiency for the three-month periods ended March 31, 2002 and 2001 (all expressed in United States dollars). These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The statements of cash flows for the three-month periods ended March 31, 2002 and 2001 and the notes to the financial statements have not been presented; we believe that this information is required to be presented in order to be in conformity with accounting principles generally accepted in the United States of America.

Based on our reviews, with the exception of the matter described in the preceding paragraph, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of DOCEPAR S.A. as of December 31, 2001, and the related statements of operations, stockholders' deficiency, and cash flows for the year then ended (not presented herein); and in our report dated January 30, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed balance sheet as of December 31, 2001 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/S/ DELOITTE TOUCHE TOHMATSU

April 23, 2002

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

To the Directors and Stockholders of
Companhia Coreano-Brasileira de Pelotizacao - KOBRASCO

1. We have reviewed the accompanying condensed balance sheet of Companhia Coreano-Brasileira de Pelotizacao - KOBRASCO as of March 31, 2002 and the related consolidated statements of operations and changes in stockholders' equity for the three-month periods ended March 31, 2002 and 2001 (all expressed in United States dollars). These financial statements are the responsibility of the Company's management.

2. We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

3. The Company did not record a valuation allowance in the amount of US$26,669 thousand as of March 31, 2002, in respect of recoverable value added tax (ICMS) credits originated from purchases of raw materials and other supplies, the realization of which is currently not determinable. Accordingly, the net income for the period and the stockholders' equity are overstated in the amount of US$1,911 thousand and US$26,669 thousand, respectively, as of March 31, 2002.

4. The statements of cash flows for the three-month periods ended March 31, 2002 and 2001 and the notes to the financial statements have not been presented, which we believe are required to be presented in conformity with accounting principles generally accepted in the United States of America.

5. Based on our reviews, with the effects of the matters described in paragraphs 3 and 4, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

6. We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Companhia Coreano-Brasileira de Pelotizacao - KOBRASCO as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 18, 2002, we expressed a qualified opinion on those financial statements regarding the matter described in paragraph 3. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2001 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/S/ DELOITTE TOUCHE TOHMATSU

April 19, 2002

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REPORT
-------------------------------

To the Board of Directors and Stockholders of Companhia Nipo-Brasileira de Pelotizacao - NIBRASCO
Vitoria - ES

We have reviewed the accompanying balance sheet of Companhia Nipo-Brasileira de Pelotizacao - NIBRASCO as of March 31, 2002 and the related condensed statements of operations and changes in stockholders' equity for the three-month periods ended March 31, 2002 and 2001 (all expressed in United States dollars). These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

The statements of cash flows for the three-month periods ended March 31, 2002 and 2001 and the notes to the financial statements have not been presented, which we believe are required to be presented in conformity with accounting principles generally accepted in the United States of America.

Based on our reviews, with the exception of the matter described in the preceding paragraph, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet of Companhia Nipo-Brasileira de Pelotizacao - NIBRASCO as of December 31, 2001, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 18, 2002, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2001 is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

/S/ DELOITTE TOUCHE TOHMATSU

April 19, 2002

Deloitte Touche Tohmatsu
Av. Presidente Wilson, 231-No. 22
20030-021 - Rio de Janeiro - RJ
Brasil

Telefone: (21) 2524-1281
Facsimile: (21) 2220-3876
www.deloitte.com.br
-------------------
                                                                       Deloitte
                                                                       Touche
                                                                       Tohmatsu

INDEPENDENT ACCOUNTANTS' REVIEW REPORT
--------------------------------------

To the Stockholders, Administrative Council and Directors of SIBRA - ELETROSIDERURGICA BRASILEIRA S.A.

We have reviewed the accompanying special-purpose standard form of SIBRA - ELETROSIDERURGICA BRASILEIRA S.A. and Subsidiaries for the three months ended March 31, 2002, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. As described therein, the special-purpose standard form has been prepared solely for the purpose of consolidation with the financial statements of Companhia Vale do Rio Doce in accordance with the Companhia Vale do Rio Doce Group instructions dated April 12, 2002; they are not intended to present financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. All information included in the special-purpose standard form is the representation of the management of SIBRA - ELETROSIDERURGICA BRASILEIRA S.A..

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America and in Brazil, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying special-purpose standard form in order for the information therein to be in conformity with accounting principles generally accepted in the United States of America and accounting practices emanating from Brazilian Corporate Law for such special-purpose standard form to be in accordance with the requirements of the Companhia Vale do Rio Doce consolidation instructions dated April 12, 2002.

Our review was made for the purpose of expressing the limited assurance described in the preceding paragraph concerning the financial statements taken as a whole. The additional information in the supporting schedules included in the special-purpose standard form are presented for the purpose of additional analysis and are not a required part of the basic financial statements. The additional information is the responsibility of the Company's management. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements. The additional information is the responsibility of the Company's management. Such information has been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements and we are not aware of any material modifications that should be made thereto in order for such information, when considered in relation to the basic financial statements, to be in conformity with accounting principles generally accepted in the United States of America and accounting practices emanating from Brazilian Corporate Law in accordance with the requirements of the Parent Company Group consolidation instructions referred to above.

/S/ DELOITTE TOUCHE TOHMATSU


DELOITTE TOUCHE TOHMATSU
Auditores Independentes
Salvador - Brazil

May 3, 2002

KPMG

KPMG Auditores Independentes


Mail address                      Office address                      Central Tel 55 (21) 3231-9400
Caixa Postal 2888                 Av. Almirante Barroso, 52-17        Fax 55 (21) 2544-1338
20001-970 Rio de Janeiro, RJ      20031-000 Rio de Janeiro, RJ        www.kpmg.com.br
Brazil                            Brazil

Independent accountants' review report


The Board of Directors of
Valesul Aluminio S.A.


We have reviewed the accompanying balance sheets of Valesul Aluminio S.A. as of March 31, 2002 and 2001 and the related statements of income, changes in stockholders' equity and comprehensive income/loss and cash flows for the quarters then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles in the United States of America.

As more fully described in Notes 4 and 8 to the financial statements, the company has adjusted its property, plant and equipment and deferred income taxes accounting balances as a result of corrections of errors. Consequently, the Company's financial statements for the quarter ended March 31, 2001 referred to above has been restated.

April 12, 2002

Rio de Janeiro, Brazil

/s/ KPMG Auditores Independentes

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


   Item 20.  Indemnification of Directors and Officers

     The laws of the Cayman Islands do not provide for indemnification of directors and officers. Article 131 of Vale Overseas' Memorandum and Articles of Association provide that Vale Overseas shall indemnify officers and directors and their personal representatives against all actions, proceedings costs, charges, expenses, losses, damages or liabilities incurred or sustained in or about the conduct of Vale Overseas' business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred in defending any civil proceedings concerning Vale Overseas in the Cayman Islands or elsewhere.
Article 132 of Vale Overseas' Memorandum and Articles of Association provides that no officer or director shall be liable for acts, omissions, losses, damages or other misfortune arising from their execution or discharge of duties, powers, authorities, discretions of office or in relation thereto, unless resulting from the officer's or director's dishonesty.

     Neither the laws of Brazil nor the CVRD's by-laws or other constitutive documents provide for indemnification of directors and officers. CVRD maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

   Item 21.  Exhibits

     The following documents are filed as part of this Registration Statement:



       Exhibit
       Number                            Description
       ------                            -----------
          1 Registration Rights Agreement dated as of March 8, 2002 among Vale Overseas Limited, Companhia Vale do Rio Doce and J.P. Morgan Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as Initial Purchasers.*

         3.1      Memorandum and Articles of Association of Vale Overseas
                  Limited.*

         3.2 Instrument corresponding to Articles of Incorporation and By-laws, as revised on May 20, 2002 (English translation).**

         4.1 Indenture, dated as of March 8, 2002 among Vale Overseas Limited, Companhia Vale do Rio Doce and JPMorgan Chase Bank, as Trustee.*

         4.2 First Supplemental Indenture, dated as of March 8, 2003, among Vale Overseas Limited, Companhia Vale do Rio Doce and JPMorgan Chase Bank, as Trustee.*

         5.1 Opinion of Davis Polk & Wardwell with respect to the new securities.*

         5.2 Opinion of Francisco Rohan de Lima, general counsel of CVRD, with respect to authorization of the new securities and the enforcement of civil liabilities in Brazil.

         5.3 Opinion of Walkers with respect to authorization of the new securities and the enforcement of civil liabilities in the Cayman Islands.*


        10.1 Account Control Agreement dated as of March 8, 2002 among Vale Overseas Limited, as Pledgor, JPMorgan Chase Bank, as Secured Party, and JPMorgan Chase Bank, as Bank and Securities Intermediary.*

         12       Computation of Ratio of Earnings to Fixed Charges.


        15.1 Awareness Letter of PricewaterhouseCoopers Auditores Independentes for the three month period ended March 31, 2002
                  (CVRD).


        15.2 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Albras).

        15.3 Awareness Letter of Deloitte Touche Tohmatsu for the three-month period ended March 31, 2002 and 2001 (Alunorte).


        15.4 Awareness Letter of KPMG Auditores Independentes for the three-month period ended March 31, 2001 (Bahia Sul).

        15.5 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Cenibra).


        15.6 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Docenave).

        15.7 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Docepar).

        15.8 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Kobrasco).

        15.9 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Nibrasco).

        15.10 Awareness Letter of KPMG Auditores Independentes for the three-month periods ended March 31, 2002 and 2001 (Valesul).


        15.11 Awareness Letter of PricewaterhouseCoopers Auditores Independentes for the three-month period ended March 31, 2002 and March 31, 2001 (Vale Overseas Limited).

        15.12 Awareness Letter of Deloitte Touche Tohmatsu for the three-month period ended March 31, 2002 (SIBRA
                  Eletrosiderurgica Brasileira S.A).

        23.1 Consent of PricewaterhouseCoopers Auditores Independentes for the three years ended December 31, 2001, 2000, and 1999
                  (CVRD).


        23.2 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Albras).

        23.3 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Alunorte).

        23.4 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Aluvale).

        23.5 Consent of KPMG Auditores Independentes for the two years ended December 31, 2001, 2000 and 1999 (Bahia Sul).


        23.6 Consent of KPMG LLP for the three years ended December 31, 2001, 2000 and 1999 (CSI).

        23.7 Consents of Deloitte Touche Tohmatsu for the two years ended December 31, 2000 and 1999 (Cenibra).


        23.8 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Docenave).


        23.9 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Docepar).

        23.10 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000 (Kobrasco).


        23.11 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Nibrasco).

        23.12 Consent of KPMG Auditores Independentes for the three years ended December 31, 2001, 2000 and 1999 (Valesul).


        23.13 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Terminal Vila Velha S.A.).

        23.14 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000 (Nova Era Silicon S.A.).

        23.15 Consent of Trevisan for the year ended December 31, 1999. (Nova Era Silicon S.A.).

        23.16 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000 (Celmar S.A.-Industria de Celulose e Papel).

        23.17 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000. (SIBRA Eletrosiderurgica Brasileira S.A.).

        23.18     Consent of AMEC Engineering and Construction Services.

        23.19 Consent of PricewaterhouseCoopers Auditores Independentes for the year ended December 31, 2001 (Vale Overseas Limited).

        23.20     Consent of Davis Polk & Wardwell.*

        23.21     Consent of Francisco Rohan de Lima (included in exhibit 5.2).

        23.22     Consent of Walkers.*


        24.1      Power of Attorney (included in page II-8).

        25.1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of JPMorgan Chase Bank, at Trustee.*

        99.1      Form of Letter of Transmittal.*

        99.2      Form of Notice of Guaranteed Delivery.*

        99.3      Form of Letter to Clients.*

        99.4      Form of Letter to Nominees.*

        99.5 Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner.*

        99.6      Form of Exchange Agent Agreement.*


        99.7      Letter from CVRD regarding auditing by Arthur Andersen.**


----------

*    Previously filed.


** Incorporated by reference to the Annual Report on Form 20-F filed with the Securities and Exchange Commission by Vale Overseas Limited and Companhia Vale do Rio Doce on July 1, 2002 (File No. 000-26030).

   Item 22.  Undertakings

     (a) Each co-registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) Each co-registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b) or 11 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) Each co-registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Vale Overseas Limited has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Georgetown, Cayman Islands, on July 12, 2002.


                                          VALE OVERSEAS LIMITED

                                          By: /s/ Tito Botelho Martins
                                              ---------------------------------
                                              Name:Tito Botelho Martins
                                              Title:Director

                                          By: /s/ Gabriel Stoliar
                                              ---------------------------------
                                              Name:Gabriel Stoliar
                                              Title:Director


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gabriel Stoliar, Tito Botelho Martins and Francisco Rohan de Lima, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                         Title                     Date
              ---------                         -----                     ----

         /s/ Gabriel Stoliar                   Director            July 12, 2002
-------------------------------------   (Principal Executive
           Gabriel Stoliar                     Officer)

       /s/ Tito Botelho Martins                Director            July 12, 2002
-------------------------------------  (Principal Financial and
         Tito Botelho Martins             Accounting Officer)

     /s/ Francisco Rohan de Lima               Director            July 12, 2002
-------------------------------------
       Francisco Rohan de Lima

/s/ Gilberto Rodrigues Campbell Penna  Authorized Representative   July 12, 2002
-------------------------------------    in the United States
  Gilberto Rodrigues Campbell Penna

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil, on the 12th day of July, 2002.


                                           COMPANHIA VALE DO RIO DOCE

                                           By:    /s/ Antonio Miguel Marques
                                                  -----------------------------
                                           Name:  Antonio Miguel Marques
                                           Title: Executive Officer

                                           By:    /s/ Gabriel Stoliar
                                                  -----------------------------
                                           Name:  Gabriel Stoliar
                                           Title: Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger Agnelli, Tito Botelho Martins, Francisco Rohan de Lima, and Paulo Francisco de Almeida Lopes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                       Title                        Date
                ---------                                       -----                        ----

            /s/ Roger Agnelli*                       Director and Chief Executive        July 12, 2002
---------------------------------------------                  Officer
              Roger Agnelli

                                                             Board Member                July 12, 2002
---------------------------------------------
      Luiz Tarquinio Sardinha Ferro

  /s/ Octavio Lopes Castello Branco Neto                     Board Member                July 12, 2002
---------------------------------------------
    Octavio Lopes Castello Branco Neto

                                                             Board Member                July 12, 2002
---------------------------------------------
               Erik Persson
                                                             Board Member                July 12, 2002

---------------------------------------------
       Romeu do Nascimento Teixeira

         /s/ Renato da Cruz Gomes                            Board Member                July 12, 2002
---------------------------------------------
           Renato da Cruz Gomes

                                                             Board Member                July 12, 2002
---------------------------------------------
         Joao Moises de Oliveira

         /s/ Jose Marque de Lima                             Board Member                July 12, 2002
---------------------------------------------
           Jose Marque de Lima

      /s/ Francisco Valadares Povoa                          Board Member                July 12, 2002
---------------------------------------------
        Francisco Valadares Povoa

  /s/ Renato Augusto Villela dos Santos                      Board Member                July 12, 2002
---------------------------------------------
    Renato Augusto Villela dos Santos

           /s/ Gabriel Stoliar                       Executive Officer (Investor         July 12, 2002
---------------------------------------------    Relations and Planning and Control)
             Gabriel Stoliar

  /s/ Gilberto Rodrigues Campbell Penna            Authorized Representative in the      July 12, 2002
---------------------------------------------               United States
    Gilberto Rodrigues Campbell Penna

      /s/ Fabio de Oliveira Barbosa                  Executive Officer (Finance)         July 12, 2002
---------------------------------------------
        Fabio de Oliveira Barbosa

       *By:       /s/ Tito Botelho Martins
            --------------------------------------
            Tito Botelho Martins, Attorney-in-Fact

                                 EXHIBIT INDEX


  Exhibit
   Number                           Description
   ------                           -----------

     1 Registration Rights Agreement dated as of March 8, 2002 among Vale Overseas Limited, Companhia Vale do Rio Doce and J.P. Morgan Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as Initial Purchasers.*

    3.1       Memorandum and Articles of Association of Vale Overseas
              Limited.*

    3.2 Instrument corresponding to Articles of Incorporation and By-laws, as revised on May 20, 2002 (English translation).**

    4.1 Indenture, dated as of March 8, 2002 among Vale Overseas Limited, Companhia Vale do Rio Doce and JPMorgan Chase Bank, as Trustee.*

    4.2 First Supplemental Indenture, dated as of March 8, 2003, among Vale Overseas Limited, Companhia Vale do Rio Doce and JPMorgan Chase Bank, as Trustee.*

    5.1 Opinion of Davis Polk & Wardwell with respect to the new securities.*

    5.2 Opinion of Francisco Rohan de Lima, general counsel of CVRD, with respect to authorization of the new securities and the enforcement of civil liabilities in Brazil.

    5.3 Opinion of Walkers with respect to authorization of the new securities and the enforcement of civil liabilities in the Cayman Islands.*

    10.1 Account Control Agreement dated as of March 8, 2002 among Vale Overseas Limited, as Pledgor, JPMorgan Chase Bank, as Secured Party, and JPMorgan Chase Bank, as Bank and Securities Intermediary.*

     12       Computation of Ratio of Earnings to Fixed Charges.

    15.1 Awareness Letter of PricewaterhouseCoopers Auditores Independentes for the three month period ended March 31, 2002
              (CVRD).

    15.2 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Albras).

    15.3 Awareness Letter of Deloitte Touche Tohmatsu for the three-month period ended March 31, 2002 and 2001 (Alunorte).

    15.4 Awareness Letter of KPMG Auditores Independentes for the three-month period ended March 31, 2001 (Bahia Sul).

    15.5 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Cenibra).


    15.6 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Docenave).

    15.7 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Docepar).

    15.8 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Kobrasco).

    15.9 Awareness Letter of Deloitte Touche Tohmatsu for the three-month periods ended March 31, 2002 and 2001 (Nibrasco).

   15.10 Awareness Letter of KPMG Auditores Independentes for the three-month periods ended March 31, 2002 and 2001 (Valesul).


   15.11 Awareness Letter of PricewaterhouseCoopers Auditores Independentes for the three-month periods ended March 31, 2002 and March 31, 2001(Vale Overseas Limited).

   15.12 Awareness Letter of Deloitte Touche Tohmatsu for the three-month period ended March 31, 2002 (SIBRA Eletrosiderurgica Brasileira S.A).

    23.1 Consent of PricewaterhouseCoopers Auditores Independentes for the three years ended December 31, 2001, 2000, and 1999 (CVRD).


    23.2 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Albras).

    23.3 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Alunorte).

    23.4 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Aluvale).


    23.5 Consent of KPMG Auditores Independentes for the two years ended December 31, 2000 and 1999 (Bahia Sul).

    23.6 Consent of KPMG LLP for the three years ended December 31, 2001, 2000 and 1999 (CSI).

    23.7 Consents of Deloitte Touche Tohmatsu for the two years ended December 31, 2000 and 1999 (Cenibra).


    23.8 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Docenave).

    23.9 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Docepar).

   23.10 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000 (Kobrasco).


   23.11 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Nibrasco).

   23.12 Consent of KPMG Auditores Independentes for the three years ended December 31, 2001, 2000 and1999 (Valesul).


   23.13 Consents of Deloitte Touche Tohmatsu for the three years ended December 31, 2001, 2000 and 1999 (Terminal Vila Velha S.A.).

   23.14 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000 (Nova Era Silicon S.A.).

   23.15 Consent of Trevisan for the year ended December 31, 1999. (Nova Era Silicon S.A.).

   23.16 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000 (Celmar S.A.-Industria de Celulose e Papel).

   23.17 Consent of Deloitte Touche Tohmatsu for the two years ended December 31, 2001 and 2000. (SIBRA Eletrosiderurgica Brasileira S.A.).

   23.18      Consent of AMEC Engineering and Construction Services.

   23.19 Consent of PricewaterhouseCoopers Auditores Independentes for the year ended December 31, 2001 (Vale Overseas Limited).

   23.20      Consent of Davis Polk & Wardwell.*

   23.21      Consent of Francisco Rohan de Lima (included in exhibit 5.2).

   23.22      Consent of Walkers.*

    24.1      Power of Attorney (included in page II-8).


    25.1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of JPMorgan Chase Bank, at Trustee.*

    99.1      Form of Letter of Transmittal.*

    99.2      Form of Notice of Guaranteed Delivery.*

    99.3      Form of Letter to Clients.*

    99.4      Form of Letter to Nominees.*

    99.5 Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner.*

    99.6      Form of Exchange Agent Agreement.*


    99.7      Letter from CVRD regarding auditing by Arthur Andersen.**


----------

*    Previously filed.

** Incorporated by reference to the Annual Report on Form 20-F filed with the Securities and Exchange Commission by Vale Overseas Limited and Companhia Vale do Rio Doce on July 1, 2002 (File No. 000-26030).